EXHIBIT 99.3

                                                                      March 1998

                                                       Professional BankServices

                                                                FAIRNESS OPINION

                                                 First Franklin Bancshares, Inc.
                                                               Athens, Tennessee

================================================================================
                                FAIRNESS OPINION
================================================================================
                         FIRST FRANKLIN BANCSHARES, INC.

                                ATHENS, TENNESSEE

                                   March 1998

                                FAIRNESS OPINION
                         FIRST FRANKLIN BANCSHARES, INC.

 TABLE OF CONTENTS
================================================================================

                                                                            Page

 1  OPINION LETTER ........................................................    1

 2  ECONOMIC OUTLOOK
    Demographic and Economic Analysis .....................................    3

 3  COMPETITIVE MARKET OVERVIEW ...........................................    6

 4  FINANCIAL REVIEW ......................................................    9

 5  METHODOLOGY ...........................................................   18
    Transaction Value Method ..............................................   20
    Market Comparison Method ..............................................   21
    Asset Value Method ....................................................   24
    Earnings Method .......................................................   26
    Acquisition Analysis Method ...........................................   29
    Conclusion ............................................................   30

 6  PRO FORMA OFFER ANALYSIS ..............................................   31
    Pro Forma Results .....................................................   32
    $15 Million Pro Forma Offering ........................................   38
    Stock Pricing History .................................................   42

 7  SMB DUE DILIGENCE REVIEW ..............................................   46

 8  FIRM QUALIFICATIONS
    Professional Bank Services, Inc .......................................   53
    Resumes ...............................................................   54
    Code of Conduct .......................................................   58

 9  EXHIBITS
     1 - Short and Long-term Earnings Valuation Status Quo ................   59
     2 - Options Comparison ...............................................   60

                                 Opinion Letter

                   [LETTERHEAD OF PROFESSIONAL BANK SERVICES]

                                  March 17, 1998

 Board of Directors
 First Franklin Bancshares, Inc.
 204 Washington Avenue
 Athens, Tennessee 37303

 Dear Members of the Board:

 You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders of First Franklin Bancshares, Inc., Athens, Tennessee (the "Company") of the proposed merger of the Company with Smoky Mountain Bancorp, Inc., Knoxville, Tennessee ("SMB"). In the proposed merger, Company common shareholders will receive, 4.410 SMB common shares per Company common share or an aggregate of 723,791 SMB common shares for all 164,125 Company common shares outstanding, as further defined in the Agreement and Plan of Merger between SMB and the Company (the "Agreement"). The most recent trading activity in SMB common shares took place on February 27, 1998, when 1,785 shares traded at $50.00 per share. Under the terms of the Agreement, upon completion of the proposed merger, SMB will seek to commence a secondary offering of shares in the public market at $60.00 per common share and begin trading on the National Association of Securities Dealers Automated Quotations system (NASDAQ). At the pro forma offering price of $60.00 per SMB common share, the consideration to be received by Company common shareholders represents an aggregate value of $43,427,460 or $264.60 per Company common share.

 Professional Bank Services, Inc. ("PBS") is a bank consulting firm and as part of its investment banking business is continually engaged in reviewing the fairness, from a financial perspective, of bank acquisition transactions and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other purposes. We are independent with respect to the parties of the proposed transaction.

 For purposes of this opinion, PBS performed a review and analysis of the historic performance of the Company and its wholly owned subsidiaries First National Bank and Trust Company, Athens, Tennessee (the "Bank") contained in:
 (i) December 31, 1997 and June 30, 1997 FR Y-9C Consolidated Financial Statements filed by the Company with the Federal Reserve; (ii) December 31, 1997 consolidated audited financial statements and annual report

 Board of Directors
 First Franklin Bancshares, Inc.
 March 17, 1998
 Page 2


 of the Company; and (iii) September 30, 1997 Uniform Bank Performance Reports of the Company. We have reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, we have taken into account our assessment of general market and financial conditions, our experience in other transactions, and our knowledge of the banking industry generally.

 As part of preparing this Fairness Opinion, PBS performed a due diligence review of SMB the week of March 9, 1998. As part of the due diligence, PBS reviewed the following items: minutes of the Board of Directors meetings of the subsidiary bank, BankFirst, from January 1997 through January 1998; reports of independent auditors and management letters and response thereto, for the years ending December 31, 1996 and 1997; the most recent analysis and calculation of allowance for loan and lease losses for the subsidiary bank; internal loan review reports; investment portfolio activity reports; asset/liability management reports; asset quality reports; Uniform Holding Company Report for SMB as of December 31, 1996 and September 30, 1997; December 31, 1997 report of Condition and Income and September 30, 1997 Uniform Bank Performance Report for the subsidiary bank; discussion of pending litigation and other issues with senior management of SMB.

 We have not compiled, reviewed or audited the financial statements of the Company or SMB, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets of the Company or SMB.

 Based on the foregoing and all other factors deemed relevant, it is our opinion as investment bankers, that, as of the date hereof, the merger consideration proposed to be received the holders of all classes of stock of the Company under the Agreement is fair and equitable from a financial perspective.

                                         Very truly yours,


                                         /s/ Professional Bank Services, Inc.
                                             -----------------------------------
                                             Professional Bank Services, Inc.

 Economic Outlook

 DEMOGRAPHIC AND ECONOMIC ANALYSIS
--------------------------------------------------------------------------------

 First Franklin Bancshares, Inc., Athens, Tennessee (the "Company") through its wholly owned subsidiary First National Bank and Trust Company, Athens, Tennessee (the "Bank") operates its main office and one branch office in Athens, Tennessee and one branch office in the cities of Etowah, Englewood, Calhoun and Riceville all located in McMinn County, Tennessee. Inherent in the analysis of the shares of stock in a company is a review of the demographics and economics of the area in which the institution operates. The Company's primary market area is McMinn County, Tennessee.

 The table below lists the population of McMinn County, the state of Tennessee and the United States.

--------------------------------------------------------------------------------
                                           1990              1997      % Change
--------------------------------------------------------------------------------
  McMinn County                          42,383            46,292          922%
  Tennessee                           4,877,185         5,394,298        10.60
  United States                     248,709,873       267,805,150         7.68
--------------------------------------------------------------------------------

 The projected 2002 population for McMinn County is 48,986, which represents a 15.58% increase from the 1990 population. The projected 2002 population for Tennessee and the United States is 5,750,901 and 281,208,787, respectively which represents a 17.91% increase and a 13.07% increase from the 1990 population, respectively.

                              1997 Age Distribution
                                    (percent)
--------------------------------------------------------------------------------
                 0-4   5-9   10-14   15-19   20-24   25-44   45-64   65-84   85+
--------------------------------------------------------------------------------
 McMinn County   6.2   6.2    6.5     6.9     6.0    29.7     23.6   13.3    1.6
 Tennessee       6.7   6.9    6.8     7.0     6.4    31.3     21.7   11.7    1.4
 United States   7.2   7.4    7.1     7.1     6.5    31.4     20.5   11.3    1.4
--------------------------------------------------------------------------------

 The 1997 median age in McMinn County is 37.4. The 1997 median age in Tennessee and the United States is 35.6 and 34.8, respectively.

 Household income for the Company's primary market area, the state of Tennessee and the United States is presented below. This statistic is a gauge of an area's economic welfare and measures the amount of income generated per household.

 Median Household Income

--------------------------------------------------------------------------------
                                           Projected
                               1997          2002         Change        $ Change
--------------------------------------------------------------------------------
 McMinn County                26,826       $28,177       $ 1,351          5.04%
 Tennessee                    32,965        35,364         2,399          7.28
 United States                36,961        42,042         5,081         13.75
--------------------------------------------------------------------------------

 In 1997, the median household income level for McMinn County is 18.6% below that of the state of Tennessee. A detailed analysis of key economic indicators is presented on the following page.

 The total percentage change in population of McMinn County, from 1990 to 1997, ranks the County 54th of the 95 counties in Tennessee. The median household income of $26,826 ranks 60th in the State.

                             Key Economic Indicators
                        McMinn County, State of Tennessee
                              and the United States
--------------------------------------------------------------------------------
                                             McMinn     State of        United
Key Economic Indicator                       County     Tennessee       States
--------------------------------------------------------------------------------
 Total Population, 1997                      46,292     4,877,185    248,709,873
 Total Population, 1990                      42,383     5,394,298    267,805,150
--------------------------------------------------------------------------------
Household Income Distribution; 1997(%)
 $0 - 14,999                                  28.0%         20.4%          17.7%
 $15,000-24,999                               18.1%         16.2%          14.4%
 $25,000-49,999                               33.4%         34.4%          33.5%
 $50,000-99,999                               17.7%         22.9%          26.5%
 $100,000-149,999                              2.3%          4.2%           5.4%
 $150,000+                                     0.5%          1.9%           2.6%
--------------------------------------------------------------------------------
Median Household Income; 1997              $26,826       $32,965        $36,961
--------------------------------------------------------------------------------
Employed by Industry (%) - 1990
 Executive                                     7.1%         10.5%          12.3%
 Professional                                  8.5%         12.1%          14.1%
 Technical                                     3.0%          3.4%           3.7%
 Sales                                         9.5%         11.9%          11.8%
 Administrative Support                       11.2%         14.8%          16.3%
 Service                                       9.7%         12.4%          13.2%
 Farming/Forestry                              3.4%          2.2%           2.5%
 Craft/Repair                                 16.1%         12.2%          11.3%
 Operator/Inspector                           20.1%         11.0%           6.8%
 Transport                                     5.9%          4.7%           4.1%
 Laborer                                       5.6%          4.8%           3.9%
--------------------------------------------------------------------------------
1997 Median Age of Population                 37.4          35.6           34.8
--------------------------------------------------------------------------------
Average Disposable Income
 By Age of Householder
  0 - 35 years of age                       $24,684       $29,779        $30,999
 35 - 44                                     33,537        41,005         40,281
 45 - 54                                     37,880        44,301         45,940
 55 - 64                                     30,641        37,675         39,611
 65+                                         15,394        21,098         22,603
--------------------------------------------------------------------------------
 Average Home Value (1990)                  $52,282       $70,769       $111,667
--------------------------------------------------------------------------------
 Total Households, 1997                      18,085     2,062,154    104,000,643
 Total Households, 1990                      16,351     1,853,725     99,019,931
--------------------------------------------------------------------------------

 Competitive Market Overview

 COMPETITIVE MARKET OVERVIEW
--------------------------------------------------------------------------------

 First Franklin Bancshares, Inc., Athens, Tennessee (the "Company") through its wholly owned subsidiary First National Bank and Trust Company, Athens, Tennessee (the "Bank") operates its main office and one branch office in Athens Tennessee and branch offices in Etowah, Englewood, Calhoun and Riceville all located in McMinn County, Tennessee.

 As of June 30, 1997 the deposit base of McMinn County, Tennessee totals $574.3 million and has experienced a two year compound growth rate of 6.83%. The Company maintains six office locations in McMinn County with a total deposit base of $156.0 million at June 30, 1997 and represents a 27.17% market share position. Since 1995 the institution has experienced a two year compound growth rate of 4.65%. This market is served by seven commercial banks one thrift and four credit unions with a total of twenty five retail office locations. The Bank maintains the greatest marketshare out of the twelve institutions in this market.

 Analysis indicates there is no overlap in the Federally defined banking markets served by the Company and SMB. Therefore, there are no anti-trust issues associated with this transaction.

              MCMINN COUNTY, TENNESSEE DEPOSIT MARKET SHARE
          Pending Ownership, Including Bank, Credit Union, Savings Bank
                              and Thrift Branches

                                                                                                 Branch    Total     Total     Total
                                                               Branch                 Two Yr.  Deposits Deposits  Deposits  Deposits
Holding                                        ------------------------------------     Comp.   6/97 as     6/97      6/96      6/95
Company Name        Institution                City        Address             Type    Growth % of List  ($000s)   (($000s)  ($000s)
------------------------------------------------------------------------------------------------------------------------------------
FIRST FRANKLIN
  BKSHRS INC        FIRST NATIONAL BK & TR     ATHENS      204 WASHINGTON AVE   Bank    5.24%    15.58    89,453    84,221    80,770
FIRST FRANKLIN
  BKSHRS INC        FIRST NATIONAL BK & TR     ETOWAH      531 TENNESSEE AVE    Bank   (2.92)%    4.86    27,896    30,338     9,601
FIRST FRANKLIN
  BKSHRS INC        FIRST NATIONAL BK & TR     ATHENS      1604 DECATUR PIKE    Bank   19.63%     3.04    17,476    14,436    12,211
FIRST FRANKLIN
  BKSHRS INC        FIRST NATIONAL BK & TR     ENGLEWOOD   MAIN ST              Bank    0.89%     1.37     7,876     7,950     7,737
FIRST FRANKLIN
  BKSHRS INC        FIRST NATIONAL BK & TR     CALHOUN     HWY 11               Bank   (8.62)%    0.70     3,997     4,929     4,787
FIRST FRANKLIN
  BKSHRS INC        FIRST NATIONAL BK & TR     RICEVILLE   HWY 11               Bank   12.50%     1.62     9,295     8,355     7.344
                                                                                                 -----   -------   -------   -------
                                                                                        4.65%    27.17   155,993   150,229   142,450

CITIZENS NATIONAL
  BANCORP           CITIZENS NATL BK OF ATHENS ATHENS      208 S WHITE ST       Bank    4.86%    16.59    95,265    92,532    86,635
CITIZENS NATIONAL
  BANCORP           CITIZENS NATL BK OF ATHENS ATHENS      1866 DECATUR PIKE    Bank   13.82%     0.30     1,732     1,672     1,337
CITIZENS NATIONAL
  BANCORP           CITIZENS NATL BK OF ATHENS ATHENS      1612 S CONGRESS PKWY Bank   48.78%     3.32    19,053    11,281     8,607
CITIZENS NATIONAL
  BANCORP           CITIZENS NATL BK OF ATHENS ETOWAH      841 HWY 411 N        Bank    8.11%     0.60     3,464     4,242     2,964
                                                                                                 -----   -------   -------   -------
                                                                                        9.57%    20.81   119,514   109,727    99,543
ATHENS FS & LA      ATHENS FS & LA             ATHENS      106 WASHINGTON AVE   Thrift  1.37%    12.33    70,798    67,850    68,903
ATHENS FS & LA      ATHENS FS & LA             ETOWAH      623 TENNESSEE AVE    Thrift  5.61%     5.19    29,835    27,248    26,748
ATHENS FS & LA      ATHENS FS & LA             ATHENS      1103 DECATUR PIKE    Thrift (1.02)%    2.17    12,440    12,367    12,697
                                                                                                 -----   -------   -------   -------
                                                                                        2.16%    19.69   113,073   107,465   108,348

BOWATERS EMPLOYEES  BOWATERS EMPLOYEES         CALHOUN     454 HWY 163          Credit  4.21%    10.B0    62,040    59,722    57,130

PIONEER BANCSHARES
  INC               VALLEY BANK                ATHENS      103 WASHINGTON AVE   Bank   (0.88)%    4.12    23,644    21,385    24,067
PIONEER BANCSHARES
  INC               VALLEY BANK                ATHENS      810 S CONGRESS PKY   Bank   50.65%     1.70     9,782     6,965     4,310
PIONEER BANCSHARES
  INC               VALLEY BANK                ENGLEWOOD   HWY 39 8 CHURCH ST   Bank    2.03%     1.52     8,715     8.491     8,372
                                                                                                  ----    ------    ------    ------
                                                                                        7.09%     7.34    42,141    36,841    36,749

GREENE COUNTY
  BCSHRS           PREMIER BANK OF EAST TN     NIOTA       204 E MAIN ST        Bank   23.87%     5.54    31,841    24,550    20,751

COMMUNITY GROUP
  INC               MCMINN BANK 8 TRUST        ETOWAH      720 TENN. AVE        Bank    3.43%     4.07    23,375    21,397    21,852

FIRST CITIZENS
  BANCORP           BANK/FIRST CITIZENS BANK   ATHENS      2 N WHlTE ST         Bank    3.00%     1.35     7,730     8,210     7,286
FIRST CITIZENS
  BANCORP           BANK/FIRST CITIZENS BANK   ATHENS      DECATUR PIKE & DUPIT Bank    7.75%     1.34     7,724     6,533     6,653
                                                                                                  ----    ------    ------    ------
                                                                                        5.29%     2.69    15,454    14,743    13,939

MEIGS COUNTY
  BANCSHARES        MEIGS COUNTY BANK          ATHENS      1117 CONGRESS PKY    Bank       NA     1.37     7,876     2,498         0

ELECTRICAL
  PRODUCTS EMPL.    ELECTRICAL PRODUCTS EMPL.  ATHENS      260 DENNIS ST       Credit  25.31%     0.21     1,228     1,031       782


              MCMINN COUNTY, TENNESSEE DEPOSIT MARKET SHARE
          Pending Ownership, Including Bank, Credit Union, Savings Bank
                              and Thrift Branches

                                                                                                Branch    Total     Total     TotaL
                                                               Branch                Two Yr.  Deposits  Deposits  Deposits  Deposits
Holding                                        ------------------------------------    Comp.   6/97 as     6/97      6/96      6/95
Company Name        Institution                City        Address             Type   Growth % of List   ($000s)    ($000s)  ($000s)
------------------------------------------------------------------------------------------------------------------------------------
APCO EMPLOYEES       APCO EMPLOYEES             ATHENS      2000 TELLICOAVE   Credit  5.74%      0.21     1,203     1,137     1,076
A.U.B. EMPLOYEES     A.U.B.EMPLOYEES            ATHENS      100 NEW ENG RD    Credit (1.39)%     0.10       598       629       615
------------------------------------------------------------------------------------------------------------------------------------
Aggregate                                                                             6.83%    100.00   574,336   529,969   503,235

SNL Branch Migration DataSource v1.8

 Financial Review

 FINANCIAL REVIEW
 -------------------------------------------------------------------------------

 The following analysis presents a synopsis of the financial highlights and operating performance for First Franklin Bancshares, Inc., Athens, Tennessee (the "Company"). The selected financial data and ratio analysis exhibit the Company's fundamental balance sheet composition as of December 31, 1994, 1995, 1996 and September 30, 1997, as well as the earnings results for the years ending December 31, 1994, 1995, 1996 and nine months ending September 30, 1997.

                         First Franklin Bancshares, Inc.

                                Athens, Tennessee
                                 (In Thousands)
--------------------------------------------------------------------------------
                                   Dec. 31,     Dec. 31,    Dec. 31,   Sept, 30,
 Selected Financial Data              1994        1995        1996        1997
--------------------------------------------------------------------------------
 Total Assets                      $162,903    $170,929    $172,291    $177,517
 Total Gross Loans                   84,401     101,170      97,544     110,379
 Allowance For Loan Loss              1,244       1,283       1,153       1,044
 Total Deposits                     145,357     150,432     149,988     151,587
 Total Equity Capital                15,240      18,436      19,672      20,982

 Net income                        $  2,532    $  2,354    $  2,385    $   1,760

 Ratio Analysis:
 Tier One Leverage Ratio              10.25%      10.68%      11.38%      11.65%
 Return on Assets                      1.63        1.43        1.41        1.35
 Return on Equity                     15.52       13.50       12.63       11.77
 Total Net Loans/Total Assets         51.05       58.44       55.95       61.59
 Total Net Loans/Total Deposits       57.21       66.40       64.27       72.13
 ALLL/Total Loans                      1.47        1.27        1.18        0.95
 Net Interest Margin                   5.24        4.95        4.75        4.84
 Non Interest Income/Avg. Assets       1.17        1.06        1.08        0.99
 Non Interest Expense/Avg. Assets      3.26        3.24        3.18        3.27
 Non-Current Loans/Gross Loans         0.40        0.47        0.38        1.14
--------------------------------------------------------------------------------

 FIRST FRANKLIN BANCSHARES, INC.

 Growth

 [The following table was represented by a line graph in the printed material.]

                                   1994         1995         1996        9/30/97
                                   ----         ----         ----        -------
 Assets                          $162,903     $170,929     $172,291     $177,517
 Deposits                        $145,357     $150,432     $149,988     $151,587
 Net Loans                       $ 83,157     $ 99,887     $ 96,391     $109,355

 The Company has continued to experience moderate growth in total assets, and deposits over the period examined, and loans have grown more significantly over the period. Over this timeframe, assets have increased 8.97%, deposits 4.28%, and loans have grown 31.50%. Of the $26.0 million of growth in loans, real estate related credits grew $19.4 million, which was an increase of 39.94% over the period reviewed. Commercial loans have increased $4.7 million, or 26.83% over the period. Loans to individuals have increased $3.2 million, or 18.84%, over the period. The loan growth has been funded by increases in deposits as well as through liquidation of investment securities.

 Capital

 The Company's tier one leverage capital is considered strong and well in excess of established minimum regulatory guidelines. As of September 31, 1997, the Company's tier one capital equals $20.6 million and represents 11.65% of adjusted assets. The following graph depicts the Company's' historical level of capital in comparison to peer for the periods reviewed.

FIRST FRANKLIN BANCSHARES, INC.

Tier One Leverage Capital

 [The following table was represented by a line graph in the printed material.]

                                   1994         1995         1996        9/30/97
                                   ----         ----         ----        -------
 Company                           10.25%      10.68%       11.38%       11.65%
 Peer                               8.71%       8.99%        9.25%        9.40%

 The above graph indicates that the Company has maintained a significant level of capital which has remained above peer. The increase in the tier one leverage ratio is due primarily to earnings retention over the period.

 Earnings

 Over the period presented, the Company has continued to experience a decline in return on assets and return on equity. Despite the Company's significant increases in loans, net interest income to average earning assets has been declining over the period reviewed. This trend has been partially offset by above peer non-interest income and lower than peer non-interest expenses.

 FIRST FRANKLIN BANCSHARES, INC.

 Return on Average Assets

 [The following table was represented by a line graph in the printed material.]

                                   1994         1995         1996        9/30/97
                                   ----         ----         ----        -------
 Company                           1.63%        1.43%        1.41%        1.35%
 Peer                              1.02%        1.14%        1.17%        1.24%



 FIRST FRANKLIN BANCSHARES, INC.

 Return on Average Equity

 [The following table was represented by a line graph in the printed material.]

                                   1994         1995         1996        9/30/97
                                   ----         ----         ----        -------
 Company                          15.52%       13.50%       12.63%        13.50%
 Peer                             11.98%       12.93%       12.92%        11.77%

 Since 1995 return on equity has fallen below peer primarily due to the Company's increasing over-capitalization and declining earnings trend.

 The Company's net interest margin has been declining more than peer over the period reviewed. The yield on earning assets has remained above peer due to an increasing volume of loans as a percentage of earning assets as compared to the peer group, as well as substantially higher investment securities yields than peer. The Company's cost of funds has been increasing and has remained above peer over the period.

 FIRST FRANKLIN BANCSHARES, INC.

 Net Interest Margin

 [The following table was represented by a line graph in the printed material.]

                                   1994         1995         1996        9/30/97
                                   ----         ----         ----        -------
 Company                           5.24%       4.95%        4.77%         4.84%
 Peer                              4.75%       4.79%        4.75%         4.73%


The following charts present the Company's other income and expense components.


 FIRST FRANKLIN BANCSHARES, INC.
 Non-Interest Income

 [The following table was represented by a line graph in the printed material.]

                                   1994         1995         1996        9/30/97
                                   ----         ----         ----        -------
 Company                          1.17%        1.06%        1.08%         0.99%
 Peer                             0.86%        0.84%        0.92%         0.87%

 The level of non-interest income while declining, has remained significantly above peer throughout the period reviewed.


 FIRST FRANKLIN BANCSHARES, INC.
 Non-Interest Expense

 [The following table was represented by a line graph in the printed material.]

                                   1994         1995         1996        9/30/97
                                   ----         ----         ----        -------
 Peer                             3.44%        3.29%        3.28%         3.18%
 Company                          3.26%        3.24%        3.18%         3.27%

 The Company  has  had a  level  of  non-interest  expense  approximating  peer.

 Non-interest expense has remained well controlled over the period reviewed.

 A review of the Company's total overhead expense components, as of September 30, 1997, is presented below. A review of these items reveals that the Company's above peer operating cost is attributable to above peer personnel expenses. Personnel expense has increased from 1.81% of average assets or eleven basis points above peer in 1994, to 1.90% or 21 basis points above peer over the first nine months of 1997.

                          Percentage of Average Assets

                                    Company                      Peer
  Personnel Expense                  1.90%                       1.69%
  Occupancy Expense                  0.48                        0.48
  Other Expense                      0.89                        1.01
                                     ----                        ----
                                     3.27%                       3.18%

 Liquidity

 A fundamental indication of the Company's liquidity position is provided by a review of the Company's loan to asset and net non-core funding dependence ratio. These ratios provide an indication of the Company's ability to account for changes in the composition of the balance sheet, as well as provide funds for future growth. The Company's net non-core funding dependence as of September 30, 1997 equals 9.32% versus the peer growth of 7.13%.

 FIRST FRANKLIN BANCSHARES, INC.

 Loans to Assets

 [The following table was represented by a line graph in the printed material.]

                                   1994         1995         1996        9/30/97
                                   ----         ----         ----        -------
 Company                          51.05%       58.44%       55.95%        61.59%
 Peer                             56.17%       57.12%       59.10%        61.00%

 The Company's loan to asset ratio has increased from 51.05% at December 31, 1994, to 61.59% at September 30, 1997. Over the same period, peer loans increased from 56.17% to 61.00% of assets. The Company has continued to reduce their investment securities portfolios to fund loan growth. Analysis indicates the Company has sufficient liquidity to support future increases in the loan portfolio.

 Asset Quality

 Overall asset quality appears satisfactory; however, the allowance for loan and lease losses (ALLL) at 0.95% of total loans and leases may require additional analysis given the Company's increasing levels of charge-offs and non-performing loans. At September 30, 1997 non-current loans represent 1.14% of the Company's total loan portfolio compared to 0.90o/O for peer.

 FIRST FRANKLIN BANCSHARES, INC.

 Non-Current/Gross Loans

 [The following table was represented by a line graph in the printed material.]

                                   1994         1995         1996        9/30/97
                                   ----         ----         ----        -------
 Company                          0.40%        0.47%        0.38%         1.14%
 Peer                             1.05%        0.92%        0.90%         0.90%

 Total delinquencies including non-accruals have been increasing over the first nine months of 1997 and are now above peer levels.

 FIRST FRANKLIN BANCSHARES, INC.

 Total Delinquency-Including Non-Accruals

 [The following table was represented by a line graph in the printed material.]

                                   1994         1995         1996        9/30/97
                                   ----         ----         ----        -------
 Company                          1.82%        3.62%        3.53%         3.32%
 Peer                             2.38%        2.35%        2.44%         2.23%

 A review of the Company's historic net loan loss demonstrates that while it is not excessive, loan losses have continued to increase and are now above peer levels.

 FIRST FRANKLIN BANCSHARES, INC.

 Net Losses to Average Total Loans

 [The following table was represented by a line graph in the printed material.]

                                   1994         1995         1996        9/30/97
                                   ----         ----         ----        -------
 Company                          0.08%        0.15%        0.29%         0.35%
 Peer                             0.20%        0.21%        0.23%         0.21%


 FIRST FRANKLIN BANCSHARES, INC.

 ALLL to Total Loans

 [The following table was represented by a line graph in the printed material.]

                                   1994         1995         1996        9/30/97
                                   ----         ----         ----        -------
 Company                          1.47%        1.27%        1.18%         0.95%
 Peer                             1.65%        1.50%        1.41%         1.34%

 Methodology

 METHODOLOGY
 -------------------------------------------------------------------------------
 The concept of value  requires  utilization  of valuation  techniques  normally considered by analysts to determine fair value. This is consistent with the methods utilized by certain courts and regulatory agencies. Transaction Value Method of valuing a share of common stock is determined by examining recent common stock transactions of the Company. Market Comparison Method is determined by comparing the value of recent control acquisitions to the book value and earnings of the Company. Asset Value Method is based on adjusted market value to net assets. EaMings Method relates value to the earnings capacity of the Company. Acquisition Analysis Method determines value based on the amount an acquiror is willing to pay in order to achieve an earnings breakeven in the first year.

 The Company currently has 164,125 common shares outstanding.

 For the purpose of this analysis, the following tables demonstrate adjustments to the Company's December 31, 1997 equity, shares outstanding and 1997 net income.
 -------------------------------------------------------------------------------
 December 31, 1997 Equity                                         $21,017,000

 Shares Outstanding                                                   164,125

 1997 Stated Net Income                                           $ 2,562,000
 Gains on Sale of loans                                              (134,000)
 Tax Effect @ 34%                                                      46.000
                                                                  -----------
 Adjusted 1997 Net Income                                         $ 2,474,000
 -------------------------------------------------------------------------------

 The table below demonstrates the proposed transaction value at SMB's most recent common stock trading price of $50.00 per share. In addition, under the terms of the Agreement, upon completion of the proposed transaction, SMB will seek to undertake a secondary public offering at $60.00 per share and begin trading on an organized exchange. The $60.00 per share offering price has been utilized to calculate the per share and aggregate transaction value in the table that follows.

                 Proposed Transaction Value At $50.00 Per Share
 -------------------------------------------------------------------------------
 Company Common Shares                                                   164,125
 Exchange Ratio                                                            4.410
 SMB shares to be issued                                                 723,791
 SMB stock price ,                                                        $50.00
                                                                     -----------
 Proposed Transaction Value                                          $36,189,550
                                                                     ===========
 Per Company Common Share                                                $220.50
 Multiple of Company December 31, 1997                                     1.72X
 Multiple of Company 1997 Adjusted Net Income                             14.63X
 -------------------------------------------------------------------------------

                 Proposed Transaction Value At $60.00 Per Share
 -------------------------------------------------------------------------------
 Company Common Shares                                                   164,125
 Exchange Ratio                                                            4.410
 SMB shares to be issued                                                 723,791
 SMB stock price                                                          $60.00
                                                                     -----------
 Proposed Transaction Value                                          $43,427,460
                                                                     ===========
 Per Company Common Share                                                $264.60
 Multiple of Company December 31, 1997                                     2.07X
 Multiple of Company 1997 Adjusted Net Income                             17.54X
 -------------------------------------------------------------------------------

 TRANSACTION VALUE METHOD
 -------------------------------------------------------------------------------

 The Transaction Value represents the price(s) at which shares of common stock in the Company have exchanged hands between a willing buyer and seller. A market value can be determined based on a limited number of transactions.

 Because the Company's stock is not listed and is not followed by market makers, data indicative of the true value at which shares have been exchanged is limited.

 The Company's last reported trade occurred on January 30, 1998 when 14 shares traded at $167.00 per share.

 The following table demonstrates the Company's Transaction Value.

                            Transaction Value Method
 -------------------------------------------------------------------------------
 Transaction Value                                                     167.00
    Per Common Share
    Multiple of Book Value                                               1.30X
 -------------------------------------------------------------------------------

 MARKET COMPARISON METHOD
 -------------------------------------------------------------------------------

 The Market Comparison Method analyzes the prevailing condition of the bank acquisition market. Recent market area transactions have established ranges for prices of control acquisitions relative to book value and earnings.

 There have been approximately 193 bank transactions in Tennessee, Alabama, and Georgia (the "Regional Area") since 1990, for which financial information is available. Analysis of these transactions depicts median multiples of book value and earnings of 1.75 and 16.20, respectively.

 Further analysis of the 193 Regional Area transactions establishes peer evaluation criteria. The capital position, asset size, return on equity and location are noteworthy criteria.

                                Regional Medians
 -------------------------------------------------------------------------------
                                                Multiple of          Multiple of
 Category                                       Book Value            Earnings
 -------------------------------------------------------------------------------
 All Regional Transactions                         1.75X               16.20X
 -------------------------------------------------------------------------------
 Capital (Between 10%-12%)                         1.84X               18.38X
 Assets (Between $100-$250 Million)                1.99X               15.62X
 Return on Equity (Between 11% - 13%)              1.78X               16.58X
 Location (Tennessee)                              1.63X               14.83X
 -------------------------------------------------------------------------------

 Comparing the proposed transaction value as a multiple of 1997 equity and as a multiple of adjusted earnings to the above peer transaction categories, the following table demonstrates how the proposed transaction value compares to the deals transacted in the peer transaction categories.

          Transaction Value Percentile Rankings At $50.00 Per SMB Share

--------------------------------------------------------------------------------
                                                 Multiple of         Multiple of
 Transaction Value Percentile Ranking            Book Value           Earnings
--------------------------------------------------------------------------------
 All Regional Transactions                         48.70%              37.60%
--------------------------------------------------------------------------------
 Capital (Between 10%-12%)                         39.70%              19.60%
 Assets (Between $100-$250 Million)                23.20%              47.50%
 Return on Equity (Between 11% - 13%               41.90%              30.60%
 Location (Tennessee)                              53.60%              46.80%
--------------------------------------------------------------------------------


          Transaction Value Percentile Rankings At $60.00 Per SMB Share
--------------------------------------------------------------------------------
                                                Multiple of         Multiple of
 Transaction Value Percentile Ranking            Book Value           Earnings
--------------------------------------------------------------------------------
 All Regional Transactions                         73.10%              57.20%

 Capital (Between 10%-12%)                         73.10%              45.90%
 Assets (Between $100-$250 Million)                58.50%              58.40%
 Return on Equity (Between 11% - 13%)              75.80%              54.10%
 Location (Tennessee)                              77.40%              65.30%
--------------------------------------------------------------------------------

 Applying the median acquisition ratios of all transactions announced in the Regional Area to the book value and net income of the Company results in the following values.



                         All Regional Area Transactions
--------------------------------------------------------------------------------
Multiple of Book Value                                         $36,780,000
                                                               ===========
     Per Common Share                                              $224.10
     Multiple of Adjusted Equity                                     1.75X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Multiple of Earnings                                           $40,079,000
                                                               ===========
     Per Common Share                                              $244.20
     Multiple of Book Value                                          1.91X
--------------------------------------------------------------------------------

 Additional analysis is perfommed on the peer multiples based on capitalization, asset size, return on equity and location previously reported.

                            Capital (Between 10%-12%)
--------------------------------------------------------------------------------
Multiple of Book Value                                         $38,671,000
                                                               ===========
     Per Common Share                                               $35.62
     Multiple of Book Value                                          1.84X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Multiple of Earnings                                           $45,472,000
                                                               ===========
     Per Common Share                                              $277.06
     Multiple of Book Value                                          2.16X
--------------------------------------------------------------------------------


                       Assets (Between $100-$250 Million)
--------------------------------------------------------------------------------
Multiple of Book Value                                         $41,824,000
                                                               ===========
     Per Common Share                                              $254.83
     MultiDle of Book Value                                          1.99X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Multiple of Earnings                                           $38,644,000
                                                               ===========
     Per Common Share                                              $235.45
     Multiple of Book Value                                          1.84X
--------------------------------------------------------------------------------


                      Return on Equity (Between 11% - 13%)
--------------------------------------------------------------------------------
Multipile of Book Value                                        $37,410,000
                                                               ===========
     Per Common Share                                              $227.94
     Multiple of Book Value                                          1.78X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Multiple of Earnings                                           $41,019,000
                                                               ===========
     Per Common Share                                              $249.93
     Multiple of Book Value                                          1.95X


                             Tennessee Transactions
--------------------------------------------------------------------------------
Multiple of Book Value                                         $34,258,000
                                                               ===========
     Per Common Share                                              $208.73
     Multiple of Book Value                                          1.63X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Multiple of Eamings                                            $36,689,000
                                                               ===========
     Per Common Share                                              $223.54
     Multiple of Book Value                                          1.75X
--------------------------------------------------------------------------------

 ASSET VALUE METHOD
 -------------------------------------------------------------------------------

 The Asset Value Method considers the value of assets based on information available. The valuation is based on "marked adjusted" book value. Review of the Company's financial statements indicates $85,000 in unamortized goodwill at December 31, 1997. The following presents the Asset Value.

 -------------------------------------------------------------------------------
 Company December 31, 1997 Equity                                   $21,017,000
   Investment Securities Appreciation Tax Effected                            0
   Intangibles Assets                                                  (85,000)
   Demand Deposit Adjustment                                          6,903,000
                                                                    -----------
   Net Book Value                                                   $27,835,000
                                                                    ===========
   Per Common Share                                                     $169.60
   Multiple of Book Value                                                 1.32X
 -------------------------------------------------------------------------------

                      ANALYSIS OF DEMAND DEPOSIT VALUATION
                            CALCULATION OF ADJUSTMENT
                                 (In Thousands)

--------------------------------------------------------------------------------
 Earnings Credit Rate                                                8.56%
 Plus: Service Charge                                                2.93%
 Less: Operating Cost                                                3.92%
                                                                     ----

 Net Benefit                                                         7.57%

 Total Demand Deposits                                         $26,339,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Year                           1          2          3          4          5
--------------------------------------------------------------------------------
 Net Account Balance        $23,178    $23,178    $23,178    $23,178    $23,178
 Earnings Credit              1,984      1,984      1,984      1,984      1,984
   Plus: Service Charge         679        679        679        679        679
   Less: Operating Cost        (909)      (909)      (909)      (909)      (909)
                             ------     ------     ------     ------     ------
 Net Annual Benefit           1,755      1,755      1,755      1,755      1,755
 Present Value Factor        0.9211     0.8485     0.7816     0.7200     0.6632
                             ------     ------     ------     ------     ------
 Discounted Benefit           1,616      1,489      1,371      1,263      1,164

 DDA Value               $6,903,000
--------------------------------------------------------------------------------

 EARNINGS METHOD
 -------------------------------------------------------------------------------

 The Earnings Method is based on the premise that common stock value is equivalent to that price at which its future dividends and residual book value will produce a particular yield. The yield or discount rate utilized in the appraisal is 12 percent based on analysis of available market information and consideration of risk factors.

 Two earnings methods are established:

 (1) Short-term value based on 5-year projections and cash flows;

 (2) Long-term value based on 20-year projections and cash flows.

 The table below represents short-term summary projected financial information of the Company.

                             Summary Projected Data
                                 (In Thousands)

--------------------------------------------------------------------------------
                                1         2           3         4         5
--------------------------------------------------------------------------------
 Assets (in thousands)      $192,884   $204,457   $216,724   $229,728   $243,512
 Dividends                     1,119      1,227      1,300      1,378      1,461
 Equity                       22,695     24,535     26,486     28,553     30,745
 Net Income                    2,797      3,067      3,251      3,446      3,653

 Return on Assets              1.45%      1.50%      1.50%      1.50%       1.50
 Return on Equity              12.32      12.50      12.27      12.07      11.88
 Equity/Assets                 11.77      12.00      12.22      12.43      12.63
--------------------------------------------------------------------------------

 FIRST FRANKLIN BANCSHARES, INC.

 PROJECTED ASSET LEVEL

 [The following table was represented by a line graph in the printed material.]

 1                $192,884
 2                $204,457
 3                $216,724
 4                $229,728
 5                $243,512


 FIRST FRANKLIN BANCSHARES, INC.

 PROJECTED INCOME LEVEL

 [The following table was represented by a line graph in the printed material.]

 1                  $2,797
 2                  $3,067
 3                  $3,251
 4                  $3,446
 5                  $3,653

 Value of the Company in the short-term is derived by applying a terminal value equal to 16.20 times the ending income. The use of the 16.20 multiple reflects the median multiple of earnings for all bank transactions in the Regional Area since 1990.

 The short term valuation analysis is presented below:

--------------------------------------------------------------------------------
 Short-term Value                                            $38,184,000
                                                             ===========
      Per Common Share                                           $232.65
      Multiple of Book Value                                       1.82X
--------------------------------------------------------------------------------

 Utilizing the five-year projectio,ns prepared for the short-term valuation as a
 base,  twenty-year  projections  are  prepared.  Assumptions   utilized  in the
 long-term projection are:

   o Return on assets will increase from 1.45% in Year 1 to 1.50% in Year 2 and remain at that level throughout the analysis.

   o Dividends will increase from 40% of net income throughout the first five years to 60% of income from year six through twenty.

 Based on these assumptions and a terminal value equal to 16.20 times ending income, the long-term valuation analysis is presented below:

--------------------------------------------------------------------------------
 Long-term Value                                              $31,659,000
                                                              ===========
      Per Common Share                                            $192.90
      Multiple of Book Value                                        1.51X
--------------------------------------------------------------------------------

 ACQUISITION ANALYSIS METHOD
 -------------------------------------------------------------------------------

 A key factor in valuing a bank based on cash consideration is the impact to the acquiring corporation's earnings per share in the initial year. Acquirors will price certain transactions to maintain or enhance future earnings with a break-even the first year.

The primary components of the impact to the acquiror consist of the net income of the Company less after-tax interest expense and amortization of intangibles (goodwill). Based on the assumption that the acqjuiror will value the institution at break-even, a 7.00% cost of funds, and the amortization of intangibles over a fifteen-year period, the following table presents the Acquisition Analysis Value.

                                   Status Quo:

 Adjusted 1997 Net Income                                         $  2,474,000
   Non-Interest Expense Reduction                                            0
   After-tax Interest Expense                                       (1,572,000)
   Amortization of Intangibles                                        (902,000)
                                                                  ------------
      Net Impact to Acquiror                                                 0
                                                                  ============
   Acquisition Analysis Value                                     $ 34,548,000
                                                                  ============
      Per Common Share                                            $     210.50
      Multiple of Book Value                                             1.64X
      Multiple of Earnings                                              13.96X


                             10% Overhead Reduction:

 Adjusted 1997 Net Income                                         $  2,474,000
   Non-Interest Expense Reduction After Tax                            360,000
   After-tax Interest Expense                                       (1,718,000)
   Amortization of Intangibles                                      (1,116.000)
                                                                  ------------
      Net Impact to Acquiror                                                 0
                                                                  ============
   Acquisition Analysis Value                                     $ 37,753,000
                                                                  ============
      Per Common Share                                            $     230.03
      Multiple of Book Value                                             1.80X
      Multiple of Earnings                                              15.26X

 CONCLUSION
 -------------------------------------------------------------------------------

 The following table presents the values determined in the various analyses:

                        (In Thousands, Except Per Share)

                                    Available to       Per Common    Multiple of
 Method                         Shareholders (000's)      Share         Book
 -------------------------------------------------------------------------------
 Transaction Value Method                NM              $167.00        1.30X
 -------------------------------------------------------------------------------
 Market Comparison Method
 All Regional Area Transactions
   Book Value Multiple                $36,780             224.10        1.75
   Earnings Multiple                   40,079             244.20        1.91

 Capital Transactions
   Book Value Multiple                 38,671             235.62        1.84
   Earnings Multiple                   45,472             277.06        2.16

 Assets
   Book Value Multiple                 41,824             254.83        1.99
   Earnings Multiple                   38,644             235.45        1.84

 Return on Equity
   Book Value Multiple                 37,410             227.94        1.78
   Earnings Multiple                   41,019             249.93        1.95

 Tennessee Transactions
   Book Value Multiple                 34,258             208.73        1.63
   Earnings Multiple                   36,689             223.54        1.75

 Asset Value Method                    27,835             169.60        1.32

 Earnings Value Method
   Short-term Valuation                38,184             232.65        1.82
   Long-term Valuation                 31,659             192.50        1.51

 Acquisition Analysis
   Status Quo                          34,548             210.50        1.64
   10% Overhead Reduction              37,753             230.03        1.80

 Average                               36,714             223.69        1.75
 Median                                37,582             228.99        1.79

 Deal Value @ $50.00                   36,190             220.50        1.72
 Deal Value @ $60.00                   43,428             264.60        2.07
--------------------------------------------------------------------------------

 Pro Forma Offer Analysis

 PRO FORMA ANALYSIS
 -------------------------------------------------------------------------------

 The following pages demonstrate the pro forma impact of the proposed merger on both the Company and SMB.

 Options represent approximately 13.56% of SMB's actual December 31, 1997 shares outstanding as compared to a median and average of approximately 5.01% and 3.76%, respectively, for all publicly traded banks with assets between $250 million and $750 million (as demonstrated in Exhibit II). Due to SMB's significant percentage of options outstanding, the tables which follow also demonstrate the dilutive effects of these options on the pro forma earnings of the combined Company.

 In addition to the pro forma financial tables, the next section demonstrates a $60.00 per share secondary offering of $15.0 million and analyzes the pro forma impact on the combined company's return on equity, earnings per share, book value and equity to asset ratio.

                          SMOKY MOUNTAIN BANCORP, INC.
                               PRO FORMA ANALYSIS

 First Franklin Adjusted Net Income                                   $  2,474
 First Franklin Shares Outstanding                                     164,125
 Smoky Mountain Adjusted Net Income                                   $  4,820
 Smoky Mountain Option Strike Price                                   $  30.94
 Earnings Rate on Additional Capital                                      7.00%
 Tax Rate                                                               35.00%
 Exchange Ratio                                                          4.410

--------------------------------------------------------------------------------
 YEAR                                                 1997           1998
--------------------------------------------------------------------------------
 Smoky Mountain Adjusted
   Shares Outstanding                              1,408,339        1,408,339
 New Shares Issued                                   723,791          723,791
                                                  ----------       ----------
 Pro Forma Shares                                  2,132,130        2,132,130
 Options Converted                                   172,886          172,886
                                                  ----------       ----------
 Pro Forma Shares Including Options                2,305,016        2,305,016

 Smoky Mountain Net Income                        $    4,820       $    5,747
 First Franklin Income                                 2,474            2,667
                                                  ----------       ----------
 Pro Forma Net Income                             $    7,294       $    8,414
 Earnings on Options                                     374              374
 Tax Effect                                             (131)            (131)
                                                  ----------       ----------
 Pro Forma Earnings Including Options             $    7.537       $    8.657
 Status Quo Smoky Mountain EPS                    $    3.422       $    4.081

 Pro Forma Smoky Mountain EPS
   Without Options                                $    3.421       $    3.946
 Pro Forma Smoky Mountain EPS
   Including Options                              $    3.270       $    3.756

 Status Quo Equity First Franklin                 $   21,017       $   21,905
 Status Quo Equity Smoky Mountain                     40,415           46,103
                                                  ----------       ----------
 Pro Forma Equity                                 $   61,432       $   68,008
 Option Equity                                         5,349            5,349
                                                  ----------       ----------
 Pro Forma Equity Including Options               $   66,781       $   73,357

 Smoky Mountain Status Quo Book Value             $    28.70       $    32.74
 Pro Forma Smoky Mountain BV
   Without Options                                $    28.81       $    31.90
 Pro Forma Smoky Mountain BV
   Including Options                              $    28.97       $    31.82
--------------------------------------------------------------------------------
 Smoky Mountain Reported Net Income               $    4,066
 Non Recurring Gain on Sale                             (175)
 Non Recurring Loss on Sale                               85
 Loan Provision Adjustment                             1,250
 Tax Effect @ 35.0%                                    (4,06)
                                                  ----------
 Adjusted 1997 Net Income                         $    4,820

                          SMOKY MOUNTAIN BANCORP, INC.

                                EARNINGS ANALYSIS

                                      1997
--------------------------------------------------------------------------------
                                      Net Income      Pro Forma      Pro Forma
                                        (000)           Share           EPS
--------------------------------------------------------------------------------
 Smoky Mountain                        $ 4,820        1,408,339        $3.42
 First Franklin                          2,474          723,791
                                       -------        ---------
     Total                              $7,294        2,132,130        $3.42
 Option Earnings                           243          172,886
                                       -------        ---------
     Total                              $7,537        2,305,016        $3.27
--------------------------------------------------------------------------------

                                      1998
--------------------------------------------------------------------------------
                                      Net Income      Pro Forma      Pro Forma
                                        (000)           Share           EPS
--------------------------------------------------------------------------------
 Smoky Mountain (1)                     $5,747        1,408,339         $4.08
 First Franklin                          2,667          723,791
                                       -------        ---------
      Total                             $8,414        2,132,130         $3.95
 Option Earnings                           243          172,886
                                       -------        ---------
      Total                             $8,657        2,305,016         $3.76
--------------------------------------------------------------------------------


                                 EQUITY ANALYSIS

                                December 31, 1997
--------------------------------------------------------------------------------
                                        Equity                         Equity
                                         (000)           Shares       Per Share
--------------------------------------------------------------------------------
 Smoky Mountain                        $40,415        1,408,339         $28.70
 First Franklin                         21,017          723,791
                                       -------        ---------
     Total                             $61,432        2,132,130         $28.81
 Option Equity                           5,349          172,886
                                       -------        ---------
     Total                             $66,781        2,305,016         $28.97
--------------------------------------------------------------------------------

                             SMOKY MOUNTAIN BANCORP

                               EARNINGS PER SHARE

 [The following table was represented by a line graph in the printed material.]

SMOKEY MOUNTAIN BANCORP

Earnings Per Share
                           Status Quo      Pro Forma        Pro Forma w/options
                           ----------      ---------        -------------------
1997                          $3.42          $3.42                 $3.27
1998                          $4.08          $3.95                 $3.76


                              BOOK VALUE ANALYSIS

                                      1997

 [The following table was represented by a line graph in the printed material.]

SMOKEY MOUNTAIN BANCORP

Book Value Analysis

Status Quo                                   $28.70
Pro Forma                                    $28.81
Pro Forma w/options                          $28.97

                        FIRST FRANKLIN BANCSHARES, INC.
                               PRO FORMA ANALYSIS

 First Franklin Adjusted Net Income                                     $2,474
 First Franklin Shares Outstanding                                     164,125
 Smoky Mountain Adjusted Net Income                                     $4,820
 Smoky Mountain Option Strike Price                                     $30.94
 Earnings Rate on Additional Capital                                      7.00%
 Tax Rate                                                                35.00%
 Exchange Ratio                                                          4.410


--------------------------------------------------------------------------------
 YEAR                                                 1997              1998
--------------------------------------------------------------------------------
 Smoky Mountain Adjusted Shares
   Outstanding                                     1,498,339         1,408,339
 New Shares Issued                                   723,791           723,791
                                                   ---------         ---------
 Pro Forma Shares                                  2,132,130         2,132,130
 Options Converted                                   172,886           172.886
                                                   ---------         ---------
 Pro Forma Shares Including Options                2,305,016         2,305,016

 Smoky Mountain Net Income                            $4,820            $5,747
 First Franklin Income                                 2,474             2,667
                                                   ---------         ---------
 Pro Forma Net Income                                 $7,294            $8,414
 Eamings on Options                                      374               374
 Tax Effect                                             (131)             (131)
                                                   ---------         ---------
 Pro Forma Earnings Including Options                 $7,537            $8,657

 Status Quo First Franklin EPS                       $15.074           $16.250
 Pro Forma EPS Without Options                       $15.087           $17.403
 Pro Forma EPS Including Options                     $14.421           $16.563

 Status Quo Equity First Franklin                    $21,017           $21,905
 Status Quo Equity Smoky Mountain                     40,415            46,103
                                                   ---------         ---------
 Pro Forma Equity                                    $61,432           $68,008
 Option Equity                                         5,349             5,349
                                                   ---------         ---------
 Pro Forma Equity Including Options                  $66,781           $73,357

 First Franklin Status Quo Book Value                $128.05           $133.47
 Pro Forma BV Without Options                        $127.06           $140.66
 Pro Forma BV Including Options                      $127.77           $140.35
--------------------------------------------------------------------------------
 Smoky Mountain Reported Net Income                   $4,066
 Non Recurring Gain on Sale                             (175)
 Non Recurring Loss on Sale                               85
 Loan Provision Adjustment                             1,250
 Tax Effect @ 35.0%                                     (406)
                                                      ------
 Adjusted 1997 Net Income                             $4,820

                        FIRST FRANKLIN BANCSHARES, INC.

                                EARNINGS ANALYSIS

                                      1997
--------------------------------------------------------------------------------
  1997 Status Quo Adjusted EPS                                       $ 15.07
  Pro Forma Excluding Options                                          15.08
                                                                     -------
          Accretion                                                  $  0.01
          Percent                                                      (0.07)%



  1997 Status Quo Adjusted EPS                                       $ 15.07
  Pro Forma Including Options                                          14.42
                                                                     -------
          Dilution                                                   $ (0.65)
          Percent                                                      (4.51)%
--------------------------------------------------------------------------------


                                      1998
--------------------------------------------------------------------------------
  1998 Budgeted Status Quo EPS                                       $ 16.25
  Pro Forma Excluding Options                                          17.40
                                                                     -------
          Accretion                                                  $  1.15
          Percent                                                       7.08%

  1998 Budgeted Status Quo EPS                                       $ 16.25
  Pro Forma Including Options                                          16.56
                                                                     -------
          Accretion                                                  $  0.31
          Percent                                                       1.91%
--------------------------------------------------------------------------------


                                 EQUITY ANALYSIS

                                      1997
--------------------------------------------------------------------------------
  Status Quo Book Value Per Share                                    $128.05
  Pro Forma Excluding Options                                         127.06
                                                                     -------
          Dilution                                                   $ (0 99)
          Percent                                                      (0.77)%

  Status Quo Book Value Per Share                                    $128.05
   Pro Forma Including Options                                        127.77
                                                                     -------
          Dilution                                                   $ (0.28)
          Percent                                                      (0.22)%
--------------------------------------------------------------------------------

                        FIRST FRANKLIN BANCSHARES, INC.

                               EARNINGS PER SHARE

 [The following table was represented by a line graph in the printed material.]

FIRST FRANKLIN BANCSHARES, INC.

Earnings Per Share

                           Status Quo     Pro Forma          Pro Forma w/options
                           ----------     ---------          -------------------
1997                         $15.08         $15.07                  $14.42
1998                         $17.40         $16.56                  $16.25


                              BOOK VALUE ANALYSIS

                                      1997

 [The following table was represented by a line graph in the printed material.]

FIRST FRANKLIN BANCSHARES, INC.

Book Value Analysis

Status Quo                                  $128.05
Pro Forma                                   $127.06
Pro Forma w/options                         $127.77

                                COMBINED COMPANY
                                EXCLUDING OPTIONS
                               PRO FORMA ANALYSIS
                   $15.0 MILLION OFFERING AT $60.00 PER SHARE
                      WITH ADDITIONAL 15.0% OVER ALLOTMENT


 SHARE PRICE                    $60.00                MULTIPLE OF B.V.                           2.08
 AMOUNT SOLD                   $17,250                MULTIPLE OF EPS                           17.54
 EARNINGS RATE                    7.00%               B.V. PER SHARK                           $28.81
 BEGINNING DIVIDENDS             $0.00                EPS                                       $3.42
 DIVIDEND GROWTH                  0.00%               EARNINGS GROWTH                           10.00%
 COMBINED ASSETS               650,717                ASSET GROWTH                               6.00%

                                 YEAR 1         YEAR 2         YEAR 3         YEAR 4          YEAR 5
                                 ------         ------         ------         ------          ------
 COMBINED NET INCOME             $8,414         $8,919         $9,454        $10,021          $10,622
 OFFERING EARNINGS                1,208          1,208          1,208          1,208            1,208
 TAX EFFECT                        (411)          (411)          (411)          (411)            (411)
                              ---------      ---------      ---------      ---------        ---------
 PRO FORMA NETINCOME               $921            716        $10,251        $10,818          $11,419
                              ---------      ---------      ---------      ---------        ---------

 PRO FORMA SHARES OUT         2,132,130      2,132,130      2,132,130      2,132,130        2,132,130
 SHARES ISSUED                  287,500        287,500        287,500        287,500          287,500
                              ---------      ---------      ---------      ---------        ---------
 PRO FORMA SHARES             2,419,630      2,419,630      2,419,630      2,419,630        2,419,630
                              ---------      ---------      ---------      ---------        ---------

 STATUS QUO EPS                   $3.95          $4.18          $4.43          $4.70            $4.98
 PRO FORMA EPS                    $3.81          $4.02          $4.24          $4.47            $4.72
                              ---------      ---------      ---------      ---------        ---------
 DIFFERENTAL                     ($0.14)        ($0.17)        ($0.20)         ($.23)          ($0.26)
                              ---------      ---------      ---------      ---------        ---------
 STATUS QUO
                                 YEAR 1         YEAR 2         YEAR 3         YEAR 4           YEAR 5
                                 ------         ------         ------         ------           ------
 BEGINNING PRO FORMA EQUITY     $61,432        $69,846        $78,765        $88,219          $98,240
 NET INCOME                       8,414          8,919          9,454         10,021           10,622
 DIVIDENDS                            0              0              0              0                0
                              ---------      ---------      ---------      ---------        ---------
 ENDING EQUITY                  $69,846        $78,765        $88,219        $98,240         $108,863
                              ---------      ---------      ---------      ---------        ---------
 PRO FORMA

 BEGINNING EQUITY               $61,432        $87,893        $97,609       $107,860         $118,678
 NET INCOME                       9,211          9,716         10,251         10,818           11,419
 DIVIDENDS                            0              0              0              0                0
 ISSUED                          17,250              0              0              0                0
                              ---------      ---------      ---------      ---------        ---------
 ENDING EQUITY                  $81,893        $97,609       $107,860       $118,678         $130,097
                              ---------      ---------      ---------      ---------        ---------
 STATUS QUO B.V.                 $32.76         $36.94         $41.38         $46.08           $51.06
 PRO FORMA B.V.                  $36.32         $40.34         $44.58         $49.05           $53.77
                                 ------         ------         ------         ------           ------
 DIFFERENTIAL                     $3.57          $3.40          $3.20          $2.97            $2.71
                                 ------         ------         ------         ------           ------

 STATUS QUO TOTALASSETS         650,717        689,760        731,146        775,014          821,515
 PRO FORMA TOTAL ASSETS         667,967        708,045        750,528        795,559          843,293

 STATUS QUO ROA                   1.29%          1.29%          1.29%          1.29%            1.29%
 PRO FORMA ROA                    1.38%          1.37%          1.37%          1.36%            1.35%

 STATUS QUO ROE                  12.05%         11.32%         10.72%         10.20%            9.76%
 PRO FORMA ROE                   10.48%          9.95%          9.50%          9.20%            6.78%

 STATUS QUO EQUITY/ASSETS        10.73%         11.42%         12.07%         12.68%           13.25%
 PRO FORMA EQUITY/ASSETS         13.51%         14.15%         14.75%         15.31%           15.84%


                                COMBINED COMPANY
                                EXCLUDING OPTIONS
                               PRO FORMA ANALYSIS
                   $15.0 MILLION OFFERING AT $60.00 PER SHARE
                      WITH ADDITIONAL 15.0% OVER ALLOTMENT

 [The following table was represented by a line graph in the printed material.]

COMBINED COMPANY
Earnings Per Share

                                 Status Quo                    Pro Forma
                                 ----------                    ---------
1                                  $3.95                         $3.81
2                                  $4.18                         $4.02
3                                  $4.43                         $4.24
4                                  $4.70                         $4.47
5                                  $4.98                         $4.72

 [The following table was represented by a line graph in the printed material.]

COMBINED COMPANY
Book Value Per Share

                                Status Quo                    Pro Forma
                                ----------                    ---------
1                                 $32.76                        $36.32
2                                 $36.94                        $40.34
3                                 $41.38                        $44.58
4                                 $46.08                        $49.05
5                                 $51.06                        $53.77

                                COMBINED COMPANY
                                INCLUDING OPTIONS
                               PRO FORMA ANALYSIS
                   S15.0 MILLION OFFERING AT S60.00 PER SHARE
                      WITH ADDITIONAL 15.0% OVER ALLOTMENT

 SHARE PRICE               $60.00          MULTIPLE OF B.V.                2.07
 AMOUNT SOLD              $17,250          MULTIPLE OF EPS                18.35
 EARNINGS RATE               7.00%          B.V. PER SHARE               $28.97
 BEGINNING DIVIDENDS        $0.00                      EPS                $3.27
 DIVIDEND GROWTH             0.00%         EARNINGS GROWTH                10.00%
 ASSETS                   650,717             ASSET GROWTH                 6.00%

                                 YEAR 1          YEAR 2       YEAR 3          YEAR 4          YEAR 5
                                 ------          ------       ------          ------          ------
 COMBINED NET INCOME             $8,657         $9,177         $9,727        $10,311          $10,930
 OFFERING EARNINGS                1,208          1,208          1,208          1,208            1,208
 TAX EFFECT                        (411)          (411)          (411)          (411)            (411)
                              ---------      ---------      ---------      ---------        ---------
 PRO FORMA NET INCOME            $9,454         $9,974        $10,524        $11,108          $11,727
                              ---------      ---------      ---------      ---------        ---------
 PRO FORMA SHARES OUT         2,305,016      2,305,016      2,305,016      2,305,016        2,305,016
 SHARES ISSUED                  287,500        287,500        287,500        287,500          287,500
                              ---------      ---------      ---------      ---------        ---------
 PRO FORMA SHARES             2,592,516      2,592,516      2,592,516      2,592,516        2,592,516
                              ---------      ---------      ---------      ---------        ---------
 STATUS QUO EPS                   $3.76          $3.98          $4.22          $4.47            $4.74
 PRO FORMA EPS                    $3.65          $3.85          $4.06          $4.28            $4.52
                              ---------      ---------      ---------      ---------        ---------
 DIFFERENTIAL                   ($0.11)        ($0.13)        ($0.16)        ($0.19)          ($0.22)
                              ---------      ---------      ---------      ---------        ---------
 STATUS QUO
                                 YEAR 1        YEAR 2          YEAR3         YEAR 4            YEAR 5
                                 ------        ------          -----         ------            ------
 BEGINNING PRO FORMA EQUITY     $66,781        $75,438        $84,615        $94 343         $104,654
 NET INCOME                       8,657          9,177          9,727         10,311           10,930
 DIVIDENDS                            0              0              0              0                0
                              ---------      ---------      ---------      ---------        ---------
 ENDING EQUITY                  $75,438        $54,615        $94,343       $104,654         $115,584
                              ---------      ---------      ---------      ---------        ---------
 PRO FORMA

 BEGINNING EQUITY               $66,781        $93,485       $103,459       $113,984         $125,092
 NET INCOME                       9,454          9,974         10,524         11,108           11,727
 DIVIDENDS                            0              0              0              0                0
 ISSUED                          17,250              0              0              0                0
                              ---------      ---------      ---------      ---------        ---------
 ENDING EQUITY                  $93,485        $103459       $113.984       $125.092         $136.818
                              ---------      ---------      ---------      ---------        ---------
 STATUS QUO B.V.                 $32.73         $36.71         $40.93         $45.40           $50.14
 PRO FORMA B.V.                  $36.06         $39.91         $43.97         $48.25           $52.77
                              ---------      ---------      ---------      ---------        ---------
 DIFFERENTIAL                     $3.33          $3.20          $3.04          $2.85            $2.63
                              ---------      ---------      ---------      ---------        ---------
 STATUS QUO TOTAL ASSETS        650,717        689,760        731,146        775,014          821,515
 PRO FORMA TOTAL ASSETS         667,967        708,045        750,528        795,559          843,293

 STATUS QUO ROA                   1.33%          1.33%          1.33%          1.33%            1.33%
 PRO FORMA ROA                    1.42%          1.41%          1.40%          1.40%            1.39%

 STATUS QUO ROE                  11.48%         10.85%         10.31%          9.85%            9.46%
 PRO FORMA ROE                   10.11%          9.64%          9.23%          8.88%            8.57%

 STATUS QUO EQUITY/ASSETS        11.59%         12.27%         12.90%         13.50%           14.07%
 PRO FORMA EQUITY/ASSETS         14.37%         15.00%         15.59%         16.14%           16.65%


                                COMBINED COMPANY
                                INCLUDING OPTIONS
                               PRO FORMA ANALYSIS
                   $15.0 MILLION OFFERING AT $60.00 PER SHARE
                      WITH ADDITIONAL 15.0% OVER ALLOTMENT

 [The following table was represented by a line graph in the printed material.]

COMBINED COMPANY

Earnings Per Share

                                     Status Quo                    Pro Forma
                                     ----------                    ---------
1                                      $3.76                         $3.65
2                                      $3.98                         $3.85
3                                      $4.22                         $4.06
4                                      $4.47                         $4.28
5                                      $4.74                         $4.52


 [The following table was represented by a line graph in the printed material.]

COMBINED COMPANY


Book Value Per Share

                                    Status Quo                    Pro Forma
                                    ----------                    ---------
1                                     $32.73                        $36.06
2                                     $36.71                        $39.91
3                                     $40.93                        $43.97
4                                     $45.40                        $48.25
5                                     $50.14                        $52.77

                             SMOKEY MOUNTAIN BANCORP
                               STOCK TRANSACTIONS
                                 SINCE MAY 1997

                                  NUMBER OF        PRICE PER
             DATE                  SHARES            SHARE
             ----                  ------            -----
             5/8/97                  1549            $48.00
             5/8/97                   100             48.00
             5/8/97                  1000             48.00
             6/20/97                  913             51.80
             7/9197                  1817                NM
             7/91/97                  909                NM
             7/9/97                   454                NM
             7/9/97                   120             50.00
             7/9/97                   200             50.00
             7/9/97                   200             50.00
             7/9/97                   200             50.00
             7/9/97                   300             50.00
             7/9/97                    10             50.00
             7/9/97                   500             50.00
             7/9/97                   100             50.00
             7/9/97                   300             50.00
             7/9/97                    20             50.00
             7/9/97                    60             50.00
             7/9/97                   200             50.00
             7/9/97                    50             50.00
             7/9/97                   176             50.00
             7/9/97                   164             50.00
             7/9/97                   100             50.00
             7/9/97                   100             50.00
             7/9/97                    20             50.00
             7/9/97                   140             50.00
             7/9/97                   200             50.00
             7/9/97                    20             50.00
             7/30/97                 4294             48.50
             8/5/97                  1429                NM
             8/5/97                   714                NM
             8/5/97                   357                NM
             8/5/97                  1000             52.00
             8/5/97                  1500             52.00
             8/13/97                  413             54.00
             8/13/97                  413             54.00
             8/25/97                  280                NM
             8/25/97                   70                NM
             8/25/97                  350             54.00

                             SMOKEY MOUNTAIN BANCORP
                               STOCK TRANSACTIONS
                                 SINCE MAY 1997

                                   NUMBER OF        PRICE PER
               DATE                 SHARES            SHARE
               ----                 ------            -----
             8/26/97                 1000             50.00
             9/11/97                 7280                NM
             9/11/97                 1000                NM
             9/11/97                 1820                NM
             9/11/97                  100             54.00
             9/11/97                 4000             54.00
             9/11/97                  200             54.00
             9/11/97                 1000             54.00
             9/11/97                 4800             54.00
             9/16/97                   50             54.00
             9/25/97                  800                NM
             9/25/97                  500             54.00
             9/25/97                  300             54.00
             9/30/97                 1820             54.00
            10/17/97                 1048                NM
            10/17/97                  148             54.00
            10/17/97                 1500             54.00
            10/17/97                  500             54.00
            10/27/97                 3058             51.00
             11/4/97                  100             54.00
             11/4/97                  106             54.00
            11/21/97                 2000             51.50
            12/19/97                 5681                NM
            12/19/97                 2272             44.00
            12/19/97                 2273                NM
            12/19/97                 1136                NM
            12/19/97                 2273             44.00
            12/19/97                 1136             44.00
            12/22/97                   50                NM
            12/22/97                   50                NM
            12/22/97                   50                NM
            12/22/97                   99                NM
            12/22/97                   40                NM
            12/22/97                   40                NM
            12/22/97                   40                NM
            12/29/97                  568             44.00
            12/29/97                  570             44.00
            12/29/97                   58             44.00
            12/29/97                  115                NM

                             SMOKEY MOUNTAIN BANCORP
                               STOCK TRANSACTIONS
                                 SINCE MAY 1997

                                  NUMBER OF        PRICE PER
              DATE                  SHARES           SHARE
              ----                  ------           -----
            12/29/97                   90                NM
             1/27/98                 1092             44.00
             1/27/98                  454             44.00
             2/17/98                   54             44.00
            21/17/98                  400             50.00
             2/27/98                  116             50.00
             2/27/98                  216             50.00
             2/27/98                  148             50.00
             2/27/98                  268             50.00
             2/27/98                  168             50.00
             2/27/98                  869             50.00

       AVERAGE                                       $50.23
        MEDIAN                                       $50.00

         SMOKEY MOUNTAIN BANCORP MONTHLY VOLUME AND AVERAGE STOCK PRICE

 [The following table was represented by a line graph in the printed material.]

                                                Volume               Avg. Price
                                                ------               ----------
 5/30/97                                         2,649                 $48.00
 6/30/97                                           913                 $51.80
 7/30/97                                        10,654                 $49.93
 8/30/97                                         7,526                 $52.67
 9/30/97                                        23,670                 $54.00
 10/31/97                                        6,254                 $53.25
 11/30/97                                        2,206                 $53.17
 12/31/97                                       16,541                 $44.00
 1/31/98                                         1,546                 $44.00
 2/28/98                                         2,239                 $49.25

 SMB Due Diligence Review

 DUE DILIGENCE REVIEW SMOKY MOUNTAIN BANCORP, INC.

 Introduction
 -------------------------------------------------------------------------------

 A due diligence review of Smoky Mountain Bancorp, Inc. ("SMB"), Knoxville, Tennessee was performed. The purpose of the due diligence review was to analyze the overall condition of SMB in conjunction with the proposed Agreement and Plan of Merger with First Franklin Bancshares, Inc., Athens, Tennessee. The review process was conducted the week of March 9, 1998 at the corporate offices of SMB by Professional Bank Services, Inc. ("PBS"). The analysis was performed utilizing various management and financial data for SMB, as well as for SMB's subsidiary bank ("BankFirst"). The due diligence review focused on various financial and other data which included: SMB's Board of Directors' minutes; regulatory reports of examination; annual reports and supplemental management letters issued by SMB's independent external auditors; the December 31, 1997
 Consolidated Reports of Condition and Income for the holding company and affiliate banks; the affiliate banks' and Bank Holding Company Performance Reports for September 30, 1997; various asset quality related reports; the most recent allowance for loan and lease loss analysis reports for each affiliate bank; and independent internal audit reports. In addition, a review of 31 loan relationships over $1 million and 14 problem loans over $250,000 was conducted to test asset quality and loan rating systems.

 The  following  is a summary of the due  diligence  findings  and  conclusions.

 Overall Conclusion

 Based upon the information available during the review and offered by individual interviews, SMB is in satisfactory financial condition. BankFirst is the lead bank and represents approximately 99.9% of SMB assets.

 The interviews revealed executive management to be well informed and conservative in its banking philosophy. There are no major asset quality or credit administration concerns at the subsidiary bank. BankFirst's volume of classified assets has historically been very low. However, a number of large problem credits was inherited through the merger with First National Bank of Gatlinburg in March 1997. Since then, BankFirst management has taken a number of steps to improve underwriting in Sevier County and to develop a more consistent lending philosophy corporate-wide. The allowance for loan and lease losses appears adequate, and the methodology employed to calculate the reserve is reasonable.

 There was no information disclosed during this review that would impact the integrity of published financial statements or otherwise indicate a pending reversal of SMB's satisfactory operating performance.

 Smoky Mountain Bancorp, Inc.

 SMB has $468,750,628 in total assets as of December 31, 1997. Total assets are projected to increase to over $500 million by the end of 1998. BankFirst comprises virtually all of the assets of SMB. The Company's stock is not publicly traded at this time.

 BankFirst Operations

 A recent joint examination of BankFirst by the State and FDIC, dated August 29, 1997, was conducted in the second and third quarters of 1997. The scope of the examination focused on the overall financial condition of the bank, as well as the effectiveness of risk management systems. The examination found the financial condition of the bank to be sound, and noted the Board and executive management have been effective in their supervision. The bank was found to have adequate capital and satisfactory earnings. Asset quality was noted as satisfactory. Liquidity was rated as adequate and interest rate risk noted as being adequately controlled.

 The only concern noted in the examination report was the inadequate allowance for loan and lease loss account (ALLL). A provision of $1.3 million was required to return the ALLL to an adequate level.

 Primary concerns with regulators have been in compliance area. The bank was on quarterly progress reporting on corrective action items until March 1998, and more training was needed. These issues have reportedly been resolved.

 Asset Quality

 Asset quality is satisfactory. Discussions with SMB's Senior Lending Officer, Steve Hagood, revealed that controls over the lending have always been emphasized. For the past several months, BankFirst's lending management has been focusing on bridging the gap between the two cultures coming with the merger with First National Bank, Gatlinburg.

 There is more perceived risk in the Sevier County portfolio based on the tourist and economy-dependent nature of many hotels, motels, restaurants, gift shops, entertainment businesses, etc. in Gatlinburg, Pigeon Forge, and Sevierville. Net charge offs as a percentage of average loans and leases trended upward from 1995 through 1996, when the ratio was .16%, the same as peer-group averages. Through September 30, 1997, net losses increased to .25%, while the peer average held steady. Similar trends through year-end 1996 were noted for non-performing loans, as well as all loans past due more than 30 days. However, both of these ratios improved somewhat by year-end 1997, but remain slightly above peer group averages.

 The Allowance for Loan and Lease Losses represented 1.42% of total loans as December 31, 1997, which represented a comfortable $782M excess over internal reserve analysis calculations, but in line with the peer average of 1.40% (as of September 30, 1997). Management closely scrutinizes larger non-performing assets on at least a quarterly basis and has provided specific allocations to the ALLL as needed.

 As of January 31, 1998, loans rated Substandard or worse total $9,622M representing 22% of equity capital and reserves. This ratio increases only slightly when other real estate owned is added in. The regulators have found SMB's methodology for analyzing the ALLL to be adequate. However, the Board's failure to act on internally-noted deficiencies in the ALLL analysis was the one area requiring the Board's attention in the August 1997 regulatory examination report.

 Earnings

 Return on average assets for the year ended December 31, 1997 was 0.91% versus peer average of 1.21%. The primary changes from 1996 results was increased provision for loan loss expenses. The Bank suffers from above average overhead expense, and compares unfavorable with peer group in this area. This comparison worsened when the Bank moved to a new, larger bank peer group in 1997. Provision for loan loss expense has historically been in line with peer, but increased in 1997 as a result of lower asset quality after the merger with FNB, Gatlinburg. These two expense areas offset the Bank's above average net interest income position.

 Capital Ratios

 BankFirst's historically solid earnings performance has resulted in a satisfactory capital base at the holding company. As of December 31, 1997, SMB's leverage ratio stood at 8.6%, below the peer average of 8.96%. All of
 SMB's capital ratios exceed regulatory minimum requirements, and SMB is considered "well capitalized". Stock options have increased considerably presumably as a result of a December stock split; at the August 29, 1997 examination, there were 80,375 options outstanding; now there are about 173,000.

 Liquidity, Asset/Liability Management

 The loan-to-deposit ratio is high at 91 percent. The bank has the ability to borrow up to $50MM from FHLB and about $30MM is funded now. The asset/liability management committee (ALCO) meets quarterly. The Bank utilizes software to rate shock earnings on interest rate movements using scenarios of plus or minus 3.00 percent There reportedly is no significant effect on earnings even though bank is asset sensitive.

 The Investment portfolio is managed by Martin and Company, an arrangement that has not been questioned by the regulators. The current gain in the $77MM portfolio is $1.3MM. The portfolio has an average yield 6.51 percent and an average life of 4.52 years. U.S. Government agencies (many callable) make up most of portfolio at $48MM (62 percent); U. S. Treasuries $1.9MM (25 percent); and very few tax-free municipal issues. The majority of agency securities came from the merger with FNB, Gatlinburg. BankFirst's portfolio would be complemented by First Franklin's which has most of its account in municipal issues,

 Liquidity was upgraded by FDIC at a recent exam as reported in the May 15, 1997 Board minutes.

 Risk Monitoring

 External Audit - The external audit was performed by the CPA firm of Crowe Chizek and Company, LLP for the first time in 1997. The prior firm was Coopers and Lybrand. Management stated that no external CPA Management Letters were issued for the 1996 and 1997 audits. SMB reportedly switched accounting firms due to cost factors.

 Internal Audit - The internal audit function is performed by Beverly Achley. Ms. Achley is comfortable with the performance and independence of the internal audit function at this time. She reports to the Audit Committee of the SMB Board.

 Systems and processes to monitor overdrafts, kiting suspects, and insufficient funds items seem satisfactory. As previously mentioned, many internal control weaknesses surfaced in connection with the merger; reportedly the importance of internal controls has been given a higher priority by management and the Board in the past year.

 The internal audit plan and schedule are approved by the Bank's external auditors; the plan is heavily compliance oriented; will begin using a risk rating system which is being developed at this time. Staffing for the internal audit function is believed sufficient at the present time.

 The Audit Committee appears to have well-qualified members; meetings are held quarterly and the information covered is considered adequate.

 Overall, the independence, competency, and performance of the internal audit function appears satisfactory.

 Loan Review - The independence of the Loan Review function appears adequate. The function reports to Internal Auditor, Beverly Achley, who reports to the Audit Committee. The Watch List is maintained by the Loan Review. Loans are reviewed on an individual basis rather than by region or line of business, and no summary or narrative reporting of findings or overall conclusions of asset quality are given. Review selection criteria is based on the size of loan stated as a percentage of capital beginning with 15 percent, then to 10 percent. Reg. O loans are reviewed as a group annually. Loan Review prepares a write-up on every loan reviewed but a copy is not placed in loan file The qualifications of the loan review officer appear adequate

 EDP

 Advanced Computer Systems, Inc. ("ACE") performs the data processing for the Bank; ACE is now in the second year of a three year contract. A major systems conversion is planned for early April 1998 to Bank Line. Year 2000 program is to be completed by December 31, 1998.

 Pending Litigation

 The only litigation in which the Bank is a defendant is from a counterclaim filed March 4, 1998, by First USA, a credit card processor for BankFirst. The Bank filed a claim against Electronic Communications Corporation ("ECC") in late 1997. First USA was the upstream processor and sponsoring principal for ECC. ECC had an agreement with BankFirst for credit card processing services. These services were later transferred to First USA. BankFirst alleges that ECC breached its contract and caused damages to the Bank by wrongfully and fraudulently accounting for and billing BankFirst customers and for allegedly converting funds to ECC's own use.

 Since December 1, 1997, when First USA took over the processing, a number of payments were reportedly erroneously sent to BankFirst. The Bank has held these funds which now total $3,497,046.36. This amount is carried in Other Liabilities. BankFirst discovered these overpayments in December 1997 and notified First USA. The Bank is concerned about some debits which were made to its ACH account and is requesting through part of this lawsuit that certain amounts be deducted from the amount First USA says it is owed. The following is a schedule of these amounts in dispute:

        Overpayments                                        $3,967,907.77
        Less: ACH debits                                       253,957.78
        Amount First USA acknowledges it owes                   81,291.98
        Withholdings being negotiated                          613,743.29
        Balance                                             $3,018,914.72

 The merits of the Bank's claim will determine how much has to be refunded to First USA. The Bank's attorney will be sending a letter summarizing the case and the potential liability.

 Affiliates

 BankFirst has several affiliations, many through the interests of Chairman Clayton. These are listed in the most recent examination report. One of these is CMH Services, Inc. which occupies space at the Main Office. The Bank bought a 50 percent partnership interest in Heritage-Clayton Partnership which is owned by CMH for $923,817 plus $16,990.74 for personal property on the 15th floor of the Main office building. No regulatory concerns were noted regarding these or other affiliations.

 The Bank acquired Curtis Mortgage Company, a 50-year business in Knoxville, for $7.5MM in cash. Curtis Mortgage has a $446MM servicing portfolio. Due diligence by Crowe Chizek revealed no significant adverse findings.

 Summary

 This review disclosed no material adverse findings which would cause a substantial adjustment in the terms of the proposed merger. The major risk in the loan portfolio is the heavy concentration of hotel, restaurant, and other businesses dependent upon tourism in the Sevier County area. These loans require considerably more attention than normal commercial loans, so the workload of the loan officers needs to be closely monitored. The outcome of the lawsuit against BankFirst needs to be followed but it appears that the maximum exposure would be about $700M.

 There are apparently no significant downgrades in the individual loans selected for review, therefore, it appears that the ALLL is adequate at this time.

 Firm Qualifications

                        PROFESSIONAL BANK SERVICES, INC.
                         INVESTMENT BANKING ENGAGEMENTS
--------------------------------------------------------------------------------

 Professional Bank Services, Inc., ("PBS"), a consulting firm for financial institutions with offices in Atlanta, GA., Chicago, IL., Louisville, KY., Washington, D.C., and Nashville, TN., was established in 1978. Since its, inception, the firm has assisted over 1,000 institutions in various capacities. One OMB of specialization is the firm's appraisal services. The company is continually engaged to provide assistance with corporate expansion, holding company formation, and to perform fairness opinions and stock appraisals. PBS' wholly owned subsidiary, Investment Bank Services, Inc., is a registered Broker Dealer with the Securities and Exchange Commission ("S.E.C.").

 The firm's stock appraisals have been recognized by various courts and regulatory agencies in settling dissenting minority shareholder suits. In addition to minority valuations, the firm also specializes in valuations that facilitate the merger or acquisition process. The firm has valued institutions with assets totaling over $5.0 billion, and fair market values over $600 million.

 PBS utilizes proven industry accepted methods in providing common stock appraisals. The appraisal and support documents are prepared in a fashion that is easily understood and are often accompanied by professional presentation. The appraisals have been used for reverse common stock splits, consummation of interim bank mergers and valuing stock for Employee Stock Ownership Plans, as well as other traditional purposes.

                             CHRISTOPHER L. HARGROVE
                         President and Senior Consultant
                        Professional Bank Services, Inc.

Mr. Hargrove has an in-depth understanding of the acquisition process. As a senior analyst for a major mid-south bank holding company, Mr. Hargrove assisted in the successful acquisition of several commercial banks with assets totaling over $2.0 billion. Mr. Hargrove is also experienced in analyzing financial data concerning common stock and other securities. His expertise includes:

Acquisition Strategy        Designing  and  implementing   plans  for  continual
                            growth through acquisition to ensure the client remains competitive in an industry of transition.

Capital Analysis            Determining  the  optimal  use of a  bank's  capital
                            resources in order to accurately plan for growth and profitability.

Common Stock Appraisal      Determining through market and fundamental  analyses
                            the value of common stock for the purpose of preparing fairness opinions and special actions called for. by management.

PROFESSIONAL EXPERIENCE
--------------------------------------------------------------------------------
Professional Bank Services, Inc.        1996 - Present
Louisville, Kentucky                    President and Senior Consultant

Professional Bank Services, Inc.        1989 - 1996
Louisville, Kentucky                    Vice President and Senior Consultant

Professional Bank Services, Inc.        1985 - 1989
Nashville, Tennessee.                   Senior Consultant

Investment Bank Services, Inc.          1987 - Present
Louisville, Kentucky                    President

Investment Bank Services, Inc.          1986 - 1987
Louisville, Kentucky                    Vice President

First American Corporation              1982 - 1985
Nashville, Tennessee                    Senior Financial Analyst

EDUCATIONAL EXPERIENCE I
--------------------------------------------------------------------------------
Middle Tennessee State University       B.B.A. Finance
Murfreesboro, Tennessee                 1980

                                        M.A. Finance
                                        1982

National Association of                 Registered Representative
   Securities Dealers                   1987
Washington, D.C.

National Association of                 Registered Principal
   Securities Dealers                   1998
Washington, D.C.

                                 PAUL E. BLEUEL
                                Senior Consultant
                        Professional Bank Services, Inc.

Mr. Bleuel has an extensive background and understanding of the acquisition process. As a senior executive for a major Midwestern bank holding company, Mr. Bleuel led the acquisition process for 13 transactions totaling over $1.5 billion in assets. Mr. Bleuel has over 26 years of experience in strategic planning, financial budgeting and analysis, asset/liability management and accounting in financial institutions. His expertise includes:

Acquisition Analysis        Evaluation  of  proposed   merger  and   acquisition
  and Strategy              ventures to ensure that client  remains  competitive
                            in the financial services industry.

Fairness Opinions           Evaluating  proposed  mergers  and  acquisitions  to
                            ensure fair and equitable treatment to shareholders.

Financial Analysis          Analyses    and    recommendations    to   financial
                            institutions  regarding  profitability,   expansion,
                            capital and long-range strategic planning.

PROFESSlONAL EXPERIENCE
--------------------------------------------------------------------------------
Professional Bank Services, Inc.    November 1995 - Present
Louisville, Kentucky                Senior Consultant

Liberty National Bancorp, Inc.      1982 - 1995
Louisville. Kentucky                Executive Vice President

United Kentucky, Inc.               1969 - 1982
Louisville, Kentucky                Chief Financial Officer

EDUCATIONAL EXPERIENCE
--------------------------------------------------------------------------------
Bellarmine College                  Master of Business Administration
Louisville, Kentucky                1981

St. Meinrad College                 Bachelor of Science
St. Meinrad, Indiana                1966

National Association of             Registered Representative
   Securities Dealers               1997
Washington, D.C.

Bank Administration Institute       1976
School of Banking
Madison, Wisconsin

                               RONALD R. ROBERTS
                               Senior Consultant
                        Professional Bank Services, Inc.

Mr. Roberta has an extensive background in regulatory requirements and assistance, audit requirements, loan review and bank policies and procedures. He has a unique combination of experience, having worked in both banking and the regulatory environment. His expertise includes:

Management consulting and   Assisting  organizations in identifying problems and
Strategic Planning          implementing  action  programs  that  have  improved
                            earnings  and   performance.   Assisting   financial
                            institutions in developing strategic plans.

Loan Review and             Completing numerous loan reviews, assisting banks in
Due Diligence Review        evaluating   their  loan  portfolios  and  improving
                            lending practices. Assessing loan quality and ALLL adequacy.

Litigation Support/Expert   Providing  comprehensive,  detailed  information  in
Witness                     both  state  and   federal   cases  as  a  respected
                            authorfty on most banking subjects.

Bank Operations             Assisting  financial  institutions  in  establishing
                            policies and procedures in areas of bank operations and lending.

Regulatory Relations        Working  with  client  and  regulatory  agencies  to
                            ensure that the needs of the financial institution are best served while meeting the requirements of the regulatory body.

Internal Auditing           Designing  internal  audit  programs and  conducting
                            internal audits.

PROFESSIONAL EXPERIENCE
--------------------------------------------------------------------------------

Professional Bank Services, Inc.        1990 - Present
Nashville, Tennessee                    Senior Consultant

First American Corporation              1982 - 1990
Nashville, Tennessee                    Senior Vice President
                                        Director of Audit/Loan Examination
                                        Division

Office of Comptroller of the Currency   1970 - 1982
Knoxville/Nashville, Tennessee          National Bank Examiner

EDUCATIONAL EXPERIENCE
--------------------------------------------------------------------------------

University of Tennessee                 B.S. Business Administration-Accounting
Knoxville, Tennessee                    1970

University of Wisconsin                 Graduate School of Banking
Madison, Wisconsin                      1980

                               PAUL D. REESE, CFA
                                 Senior Analyst
                        Professional Bank Services, Inc.

Mr. Reese has a strong background in finance and bank accounting, excellent familiarity with the capital markets in general, and the banking industry in particular. Skilled in the development of macro and micro economic forecasts and models, as well as, company and industry fundamental and technical analysis. His expertise includes:

Valuation Analysis          Valuation  analysis for minority and majority  stock
                            transactions,  ESOPs, niergers and acquisitions, and
                            the  long-term  effect  of  these   transactions  on
                            strategic shareholder value.

Security and Market         Analysis of publicly traded  securities and markets.
Analysis                    In-depth  knowledge of financial  institution common
                            stock  valuation   techniques  and  forecasting  for
                            publicly traded securities. Experienced in fixed income securities valu~ion.

Financial Forecasting       Skilled  in  short  and  long  term   economic   and
                            financial forecasting. Development of spreadsheet models, interest rate forecasts and micro and macro economic forecasts.

PROFESSIONAL EXPERIENCE
--------------------------------------------------------------------------------
Professional Bank Services, Inc.        October 1995 - Present
Louisville, Kentucky                    Senior Analyst

SNL Securities                          March 1994 - October 1995
Charlottesville, Virginia               Financial Analyst

ESOP Services, Inc.                     March 1994 - December 1994
Scottsville, Virginia                   Financial Analyst

EDUCATIONAL EXPERIENCE
----------------------------------------------------------------------------
University of Virginia                  B.S. Finance
Mclntire School of Commerce             1992
Charlottesville, Virginia

Completed Level I
Chartered Financial Analyst Exam        June 1995

Completed Level II
Chartered Financial Analyst Exam        June 1996

Completed Level Ill
Chartered Financial Analyst Exam        June 1997

National Association of                 Registered Representative
  Securities Dealers                    1997
Washington, D.C.

                          CODE OF PROFESSIONAL CONDUCT

Professional Bank Services, Inc. ("PBS"), is a consulting firm whose mission is the provision of quality business advice, and superior service to the financial industry. Our services reflect the firm's extensive experience in the financial industry, its keen awareness of a financial institution's special position of trust, and a knowledge of financial and regulatory issues.

The  firm  and  its  employees  are  committed  to  the  highest   standards  of
professional conduct.

Conflicts of Interest

The firm shall not represent a client if its ability to consider, recommend or carry out a course of action on behalf of the client could be adversely affected by its responsibilities to another client, a third party, its own interests or those of its principals. Neither the firm nor its employees shall acquire an equity interest in or become indebted to any organization where such relationship creates a conflict of interest. The firm shall use its best efforts to avoid even the appearance of a conflict of interest.

The Client

When engaged by a financial institution, the firm's sole duty of loyalty shall be to the welfare and the best interests of the institution, as distinct from the sometimes inconsistent interests of employees, management, directors or shareholders.

When engaged by an individual or other party, the firm's duty of loyalty shall be to that individual or other party. PBS is often engaged to carry out difficult and challenging assignments in situations where conflict with third parties is inevitable. Such engagements will be conducted efficiently, fairly and in the best interest of the client, with a view towards constructive management of conflict.

Duty of Competence

The firm shall provide competent services to its clients and decline to render advice in matters for which it is not qualified. The firm shall not provide legal advice and when appropriate shall request that the client seek the services ol other qualified professionals.

The firm's consultants shall continue to develop their skill and knowledge through ongoing programs of continuing education and professional development. The firm's consultants shall not violate or in any way participate in the violation of any law, regulation or technical standard applicable to financial institutions, their directors, officers or shareholders.

Engagement Letters and Fees

Each engagement of the firm shall be described in an engagement letter which specifies the services which the firm shall perform and which has been approved by the client or the client's board of directors or authorized officer. Each engagement letter shall set forth an estimate of the fees for services to be rendered and the basis for determination of those fees. The firm's fees shall, except in unusual circumstances and when otherwise agreed, be based on the firm's usual and customary rates. Fees for services take into account (a) the nature of the particular services to be performed, (b) the novelty and difficulty of the matter, (c) the skill, standing and experience of the consultants performing the work, and (d) the urgency of the matter.

Nature of Advice

The firm shall always keep clients reasonably informed about all matters relevant to its professional services. In matters requidng action by a client, the firm shall explain all aspects of a matter and altemate courses of action as reasonably necessary to permit the client to make informed decisions.

Integrity of Communications

The firm shall never disclose any confidential or other information about a client to any other party except with the consent of the client and in the course of providing its services. When dealing with third parties, the firm shall always identify its clients except when clearly inappropriate to do so.

Code of Professional Conduct

This Code of Professional Conduct shall be prominently displayed in the firm's informational material and included as part of engagement letters.

                            PROFESSIONALBANKSERVICES

EXHIBITS

DISCOUNT RATE                                  12.00%
BEGINNING EQUITY                            $ 21,017 (12/31/97)
BEGINNING ASSETS                            $181,966 (12/31/97)
GROWTH RATE                                     6.00%
SHORT TERM DIVIDEND PAYOUT                     40.00%
LONG TERM DIVIDEND PAYOUT                      60.00%
EARNINGS MULTIPLE                              16.20 X

                         FIRST FRANKUN BANCSHARES, INC.
                                   STATUS QUO
                          SHORT-TERM EARNINGS VALUATION

                                 NET                                        PRESENT                       EQUITY/
   PD   YEAR      EQUITY      INCOME        ASSETS        DIVS.      PVIF    VALUE       ROE       ROA     ASSETS
   --   ----      ------      ------        ------        -----      ----    -----       ---       ---     ------
  1.0      1     $22,695       $2,797        192,884      $1,119     89.29%     $999     12.32%     1.45%   11.77%

  2.0      2      24,535       $3,067        204,457      $1,227     79.72%      978     12.50%     1.50%   12.00%

  3.0      3      26,486       $3,251        216,724      $1,300     71.18%      926     12.27%     1.50%   12.22%

  4.0      4      28.553       $3,446        229,728      $1,378     63.55%      676     12.07%     1.50%   12.43%

  5.0      5      30,745       $3,653        243,512      $1,461     56.74%      829     11.88%     1.50%   12.63%
------------------------------------------------------------------------------------------------------------------
        TERMINAL VALUE         59,173                                56.74%   33,577
                                                                             -------
        PRESENT VALUE WITH TERMINAL VALUE EQUAL
        TO 16.20X ENDING INCOME                                              $38,184
                                                                             =======
        PER COMMON SHARE                                                     $232.65
                                                                             =======
        MULTIPLE OF BOOK VALUE                                                  1.82


                                 NET                                              PRESENT                   EQUITY/
   PD      YEAR    EQUITY        INCOME        ASSETS        DIVS.      PVIF      VALUE       ROE    ROA     ASSETS
   --      ----    ------        ------        ------        -----      ----      -----       ---    ---     ------
   1.0      1      22,695        $2,797        192,884      $1,119     89.29%    $999     12.32%     1.45%   11.77%
   2.0      2      24,535        $3,067        204,457      $1,227     79.72%     978     12.50%     1.50%   12.00%
   3.0      3      26,486        $3,251        216,724      $1,300     71.18%     926     12.27%     1.50%   12.22%
   4.0      4      28,553        $3,446        229,728      $1,378     63.55%     876     12.07%     1.50%   12.43%
   5.0      5      30,745        $3,653        243,512      $1,461     56.74%     829     11.88%     1.50%   12.63%
   6.0      6      32,294        $3,872        258,122      $2,323     50.66%   1,177     11.99%     1.50%   12.51%
   7.0      7      33,935        $4,104        273,610      $2,462     45.23%   1,114     12.09%     1.50%   12.40%
   6.0      8      35,675        $4,350        290,026      $2,610     40.39%   1,054     12.19%     1.50%   12.30%
   9.0      9      37,520        $4,611        307,426      $2,767     36.06%     998     12.29%     1.50%   12.20%
  10.0     10      39,475        $4,888        325,873      $2,933     32.20%     944     12.38%     1.50%   12.11%
  11.0     11      41,548        $5,181        345,426      $3,109     28.75%     894     12.47%     1.50%   12.03%
  12.0     12      43,745        $5,492        366,151      $3,295     25.67%     846     12.56%     1.50%   11.95%
  13.0     13      46,073        $5,822        388,120      $3,493     22.92%     801     12.64%     1.50%   11.87%
  14.0     14      48,542        $6,171        411,408      $3,703     20.46%     758     12.71%     1.50%   11.80%
  15.0     15      51,158        $6,541        436,092      $3,925     18.27%     717     12.79%     1.50%   11.73%
  16.0     16      53,932        $6,934        462,258      $4,160     16.31%     679     12.86%     1.50%   11.67%
  17.0     17      56,872        $7,350        489,993      $4,410     14.56%     642     12.92%     1.50%   11.61%
  18.0     18      59,988        $7,791        519,393      $4,675     13.00%     608     12.99%     1.50%   11.55%
  19.0     19      63,292        $8,258        550,556      $4,955     11.61%     575     13.05%     1.50%   11.50%
  20.0     20      66,793        $8,754        583,590      $5,252     10.37%     544     13.11%     1.50%   11.45%
TERMINAL VALUE    141,812                                              10.37%  14,701
                                                                              -------
PRESENT VALUE WITH TERMINAL VALUE EQUAL                                       $31,659
TO 16.20X ENDING INCOME                                                       =======
PER COMMON SHARE                                                              $192.90
                                                                              =======
         MULTIPLE OF BOOK VALUE                                                  1.51


                          COMPARATIVE OPTION ANALYSIS
       PUBLICLY TRADED BANKS WITH ASSETS BETWEEN $250.0 - $750.0 MlLLION

                                                                          Common
                                                      Total               Shares          Stock          Options
                                                      Assets            Outstanding      Options        as a % of
                                                     ($000)              (Actual)       Outstanding       Shares
  Ticker      Short Name                             Mst RctQ            Mst RctQ        (Actual)       Outstanding
--------------------------------------------------------------------------------------------------------------------
  ABAN        American Bancshares Inc.               $290,796            4,070,458              0           0.00%
  ABCB        ABC Bancorp                             685,411            7,252,365         33,334           0.46%
  ABPA        Ambassador Bank                         277,907            1,910,229         54,315           2.64%
  AFSC        Anchor Financial Corp.                  585,397            3,876,047        391,262          10.09%
  ALLE        Allegiant Bancorp Inc.                  578,700            4,459,711        576,656          12.93%
  AMBC        American Bancorp.                       474,904            3,129,674              0           0.00%
  ANBC        ANB Corp.                               525,490            4,530,974        329,450           7.27%
  AThB        Atlantic Bank & Trust Co.               321,776            4,055,526        883,700          21.79%
  AUBN        Auburn National Bancorp.                264,028            1,308,191              0           0.00%
  BAYB        Bay Bancshares Inc.                     276,294            2,490,103         33,300           1.34%
  BCBF        BCB Financial Services Corp.            447,594            3,471,062        143,957           4.15%
  BCOM        Bank of Commence                        556,772           11,579,935      1,722,196          14.87%
  BEVB        Beverly Bancorp.                        645,726            5,487,322        399,445           7.28%
  BHB         Bar Harbor Bankshares                   353,744            1,720,583              0           0.00%
  BKLA        Bank of Los Angeles                     272,033            4,751,685        118,464           2.49%
  BLMT        Belmont Bancorp.                        388,713            2,637,498              0           0.00%
  BMTC        Bryn Mawr Bank Corp.                    374,210            2,185,609        181,600           6.31%
  BNBC        Broad National Bancorp.                 601,669            4,706,921        385,548           8.19%
  BNCC        BNCCORP Inc.                            360,121            2,338,720         30,000           1.28%
  BNSC        Bank of Santa Clara                     262,649            2,152,213        112,202           5.21%
  BPBC        Boston Private Bancorp Inc.             323,085            6,718,608        797,452          11.87%
  CAC         Camden National Corp.                   569,461            2,265,058         95,758           4.23%
  CASS        Cass Commercial Corp.                   438,327            3,656,548        120,000           3.11%
  CBCL        Capitol Bancorp Ltd.                    633,826            5,195,513        554,476          10.67%
  CBIN        Community Bank Shares                   262,845            1.983,722              0           0.00%
  CBIV        Community Bankshares Inc.               270,691            2,779,187        150,000           5.40%
  CBMD        Columbia Bancorp                        373,451            2,200,165        149,829           6.81%
  CBNJ        Carnegie Bancorp                        431,886            2,751,816        258,737           9.40%
  CCBP        Comm Bancorp Inc.                       381,811            2,202,405              0           0.00%
  CCOW        Capital Corp of the West                343,024            4,356,080        197,669           4.54%
  CEBC        Centennial Bancorp                      471,998           14,456,446      1,038,814           7.19%
  CFFI        C&F Financial Corp.                     278,106            1,916,190         74,050           3.86%
  CFIC        Community Financial Corp.               304,177            2,360,612              0           0.00%
  CIBN        California Independent Bancorp          292,938            1,651,131        248,490          15.05%
  CIVC        Civic BanCorp                           325,420            4,619,768        399,582           6.65%
  CLBK        Commercial Bankshares Inc.              396,199            3,517,583        175,649           5.00%
  CNAF        Commercial National Financial           319,742            1,800,000              0           0.00%
  CNBC        Center Bancorp Inc.                     473,112            2,361,447         99,225           4.20%
  CNBF        CNB Financial Corp.                     634,389            3,838,098         62,250           1.62%
  CNBKA       Century Bancorp Inc.                    631,125            5,790,417        110,483           1.91%
  CNBT        Citizens National Bank of TX            285,561            3,893,091        164,540           4.74%
  COB         CoBancorp Inc.                          666,186            3,453,824        114,044           3.30%
  COVB        CoVest Bancshares Inc.                  582,722            4,365,761      1,073,610          24.59%
  CRRB        Carrollton Bancorp                      287,907            1,454,288              0           0.00%
  CTBP        Coast Bancorp                           261,505            2,203,659         78,000            3.54%
  OTY         Community Banks Inc.                    463,050            3,036,305        110,987           3.66%
  CVLY        Codorus Valley Bancorp Inc.             255,058            2,194,518         12,600           0.57%
  CWV         Commercial BancShares Inc.              425,164            1,616,167              0           0.00%
  CYFN        Century Financial Corp.                 458,532            5,092,248        246,312           4.64%
  FBA         Frst Banks America Inc.                 451,708            3,796,231         15,000           0.40%

                          COMPARATlVE OPTION ANALYSlS
         PUBLICLY TRADED BANKS WITH ASSETS BETWEEN $250.0-$750.0 MILLION

                                                                          Common
                                                      Total               Shares           Stock             Options
                                                      Assets           Outstanding        Options           as a % of
                                                      ($000)             (Actual)       Outstanding          Shares
  Ticker      Short Name                             Mst RctQ            Mst RctQ         (Actual)         Outstanding
------------------------------------------------------------------------------------------------------------------------
  FBCG        First Banking Co. of SE GA              411,223            3,762,468              0             0.00%
  FBNC        First Bancorp                           402,669            3,020,370        156,200             5.17%
  FCTR        First Charter Corp.                     585,944            7,555,927        187,267             2.48%
  FLIC        First of Long Island Corp.              478,930            3,104,961        155,678             5.01%
  FMAR        First Mariner Bancorp                   257,020            2,851,563        180,600             6.33%
  FNBC        Franklin Bancorp.                       647,448            6,630,975        678,350            10.23%
  FNBF        FNB Financial Services Corp.            325,151            2,493,680        288,648            11.58%
  FNBN        FNB Corp.                               325,655            1,819,825        138,050             7.59%
  FNBR        FNB Rcchester Corp.                     522,353            3,589,253        323,600             9.02%
  FNC         First National Corp.                    565,571            5,188,097        102,621             1.98%
  FOOT        Foothill Independent Bancorp            435,708            5,111,993        687,861            13.46%
  FPBN        FP Bancorp Inc.                         353,204            2,778,823        264,126             9.50%
  FRBK        Republic First Bancorp Inc.             303,166            4,135,571        809,090            19.56%
  FSBT        First State Corp.                       539,949            6,892,769        436,905             6.34%
  FSNM        First State Bancorp.                    401,044            2,583,867        199,753             7.73%
  FSVB        Franklin Bank NA                        503,908            3,498,985        252,020             7.20%
  FTCG        First Colonial Group Inc.               346,738            1,652,634         22,499             1.36%
  FUNC        First United Corp.                      569,030            6,259,586              0             0.00%
  FUSC        First United Bancorp.                   305,253            4,042,671        361,733             8.95%
  FVNB        First Victoria National Bank            500,273            2,372,792              0             0.00%
  GABC        German American Bancorp                 498,831            5,350,161         41,927             0.78%
  GBCI        Glacier Bancorp Inc.                    580,398            6,847,485        328,991             4.80%
  GFLS        Greater Community Bancorp               297,303            2,104,190        332,437            15.80%
  GLDB        Gold Banc Corp.                         411,086            4,793,615         70,500             1.47%
  GRAN        Bank of Granite Corp.                   528,980            9,146,272        136,566             1.49%
  HABC        Habersham Bancorp                       326,950            2,371,554        345,754            14.58%
  HBCI        Heritage Bancorp Inc.                   366,269            4,772,521         31,966             0.67%
  HCK         Hudson Chartered Bancorp Inc.           731,524            7,076,263        446,877             6.32%
  IBK         Independent Bankshares Inc.             264,574            1,975,000         14,167             0.72%
  IROQ        Iroquois Bancorp Inc.                   509,778            2,388,936        126,050             5.28%
  ISB         Interchange Financial Services          548,037            4,240,392         75,602             1.78%
  IUBC        Indiana United Bancorp                  371,751            1,250,897              0             0.00%
  JRBK        James River Bankshares Inc.             390,076            3,672,557        187,500             5.11%
  KHG         Keystone Heritage Group Inc.            646,336            3,958,249         67,130             1.70%
  LABN        Lake Ariel Bancorp Inc.                 368,073            4,548,383        220,500             4.85%
  LEBC        Letchworth Independent BS Corp          261,372              968,986         71,492             7.38%
  LION        Fidelity National Corp.                 657,804            8,114,407              0             0.00%
  LKFN        Lakeland Financial Corp.                714,212            2,902,502              0             0.00%
  LXBK        LSB Bancshares Inc.                     616,265            8,666,294        341,743             3.94%
  MATE        Matewan BancShares Inc.                 633,974            3,636,750              0             0.00%
  MBVT        Merchants Bancshares Inc.               584,252            4,290,698         50,000             1.17%
  MNOC        Monocacy Bancshares Inc.                289,944            1,791,374         26,983             1.51%
  MRET        Merit Holding Corp.                     267,363            3,989,033        113,250             2.84%
  NBT         National Bancshares Corp.               470,159            4,658,734        148,700             3.19%
  NCBH        North County Ibancorp                   280,734            4,637,516        221,597             4.78%
  NECB        New England Community Bancorp           606,170            5,161,000        187,000             3.62%
  NMBT        NMBT Corp.                              336,566            2,614,858        293,600            11.23%
  NRIM        Northrim Bank                           273,157            3,112,060        387,455            12.45%
  NSDB        NSD Bancorp Inc.                        320,330            2,586,999         79,415             3.07%
  NSFC        Northern States Financial Corp          458,986              889,373          5,178             0.58%

                           COMPARATIVE OPTION ANALYSIS
       PUBLICLY TRADED BANKS WITH ASSETS BETWEEN $250.0 - $750.0 MILLION

                                                                          Common
                                                      Total               Shares          Stock            Options
                                                      Assets            Outstanding      Options           as a % of
                                                      ($000)             (Actual)      Outstanding          Shares
  Ticker      Short Name                             Mst RctQ            Mst RctO        (Actual)         Outstanding
-------------------------------------------------------------------------------------------------------------------------
  OAKF        Oak Hill Financial Inc.                 361,917            3,518,190        104,900             2.98%
  OSKY        Mahaska Investment Co.                  274,736            3,665,494        435,673            11.89%
  OVBC        Ohio Valley Banc Corp.                  365,605            1,786,556              0             0.00%
  OZRK        Bank of the Ozarks Inc.                 352,093            3,779,555              0             0.00%
  PAB         PAB Bankshares Inc.                     328,792            2,825,963         72,000             2.55%
  PBSF        Pacific Bank NA                         603,364            2,692,514        352,500            13.09%
  PBTC        Peoples BancTrust Co.                   361,005            3,387,433         79,100             2.34%
  PCCI        Pacific Crest Capital                   464,295            2,886,946        222,663             7.71%
  PEBK        Peoples Bank                            327,370            1,702,000              0             0.00%
  PFBI        Premier Financial Bancorp Inc.          468,452            4,209,090         40,000             0.95%
  PNBC        Princeton National Bancorp              450,043            2,677,542              0             0.00%
  PPLS        Peoples Bank of Indianapolis            598,476            3,076,850        112,020             3.64%
  PRFN        Prestige Financial Corp.                283,587            3,308,624        320,581             9.69%
  RBPAA       Royal Bancshares of PA                  349,037            8,329,402        562,520             6.75%
  REB         Redwood Empire Bancorp                  447,633            2,785,261        431,500            15.49%
  RMPO        Ramapo Financial Corp.                  285,727            8,107,074         67,534             9.47%
  SABC        South Alabama Bancorp.                  369,595            4,245,586        150,000             3.53%
  SBCO        Southside Bancshares Corp.              549,864            2,797,670         75,000             2.68%
  SBHC        Security Bank Holding Co.               270,232            4,057,313         96,600             2.38%
  SBIT        Summit Bancshares Inc.                  459,794            6,501,332        256,676             3.95%
  SFBC        Slade's Ferry Bancorp                   301,571            3,236,713              0             0.00%
  SFSW        State Financial Services Corp.          421,278            3,872,552         92,315             2.38%
  SJNB        SJNB Financial Corp.                    324,919            2,493,000        252,518            10.13%
  STBC        State Bancorp Inc.                      738,089            6,109,083        217,266             3.56%
  SUB         Sun Bancorp Inc.                        510,728            6,200,681        225,963             3.64%
  SWBS        SierraWest Bancorp                      589,755            4,100,000        412,155            10.05%
  SWPA        Southwest National Corp.                739,242            3,064,910              0             0.00%
  SXNB        Success Bancshares Inc.                 378,719            2,918,324        153,340             5.25%
  SYI         S.Y. Bancorp Inc.                       478,597            3,281,971        170,134             5.18%
  TIBB        TIB Financial Corp.                     260,957            4,368,954        673,310            15.41%
  TMP         Tompkins County Trustco Inc.            626,907            3,217,879        125,884             3.91%
  UBCD        UnionBancorp Inc.                       625,460            4,135,830         41,727             1.01%
  UBSH        Union Bankshares Corp.                  595,481            3,575,937        231,560             6.48%
  USBN        United Security Bancorp.                281,806            4,052,775         63,078             1.56%
  VAIB        Valley Independent Bank                 446,543            6,187,397        476,779             7.71%
  VBNJ        Vista Bancorp Inc.                      543,467            4,160,711              0             0.00%
  WAIN        Wainwright Bank & Trust Co.             325,440            4,248,324        219,050             5.16%
  WRKC        Westbank Corp.                          308,265            3,581,377        277,122             7.74%
  WNNB        Wayne Bancorp Inc.                      368,849            3,930,606              0             0.00%
  YANB        Yardville National Bancorp              614,686            4,958,098         27,428             0.55%

                                                                                          Average             5.01%
                                                                                           Median             3.76%

              SMOKY MOUNTAIN BANCORP                 $468,751            1,274,551        172,886            13.56%


                     FIRST NATIONAL BANK AND TRUST COMPANY
                               ATHENS, TENNESSEE
                      SPECIAL MEETING OF THE STOCKHOLDERS
                                 APRIL 5, 1983

      The special shareholders meeting of the stockholders of The First National Bank and Trust Company, Athens, Tennessee, was held in the Directors Room of the bank on Tuesday, April 5, 1983 pursuant to the proxy statement furnished to all of the shareholders previously.

      The meeting was called to order by Mr. L. A. Roseberry, Chairman of the Board, presiding. Chairman Roseberry welcomed each of the shareholders present and paid particular notice and welcome to several shareholders who are from out of town. He specifically recognized Mr. George Hammer of Beaumont, Texas, Mr. Arnold Malone of Nashville, Tennessee and Mrs. Cissy Proffitt of Maryville, Tennessee.

      The first order of business was for the appointment of secretary of the meeting. Chairman Roseberry noted that in order to facilitate the meeting, he recommended that Mr. Michael L. Bevins be appointed Secretary to the meeting unless there were other recommendations from the floor. There being none, Mr. Bevins was appointed to serve as Secretary to the Special Shareholders Meeting.

      Chairman Roseberry called on Secretary Bevins for his report whereupon Mr. Bevins reported that the notice of meeting and proxy statement had been submitted to the shareholders as required by governing regulations, this information being mailed to the shareholders on March 10, 1983.

      The next order of business was for the appointment of a Tellers Committee whereupon Chairman Roseberry appointed Mrs. Sheila H. Sterling as Chairman of the Teller Committee along with members Mr. Gary Womac and Mr. Robert B. Mayfield. Chairman Roseberry then asked the Tellers Committee to excuse itself to determine as to whether or not a quorum of the shareholders are present in person and by proxy so as to allow the meeting to continue. In the interim, Mr. Roseberry called on President L. A. Walker, Jr. to present the question at hand for this special shareholders meeting. President Walker informed the shareholders that they had already received their proxy and notice of the meeting. Contained in the proxy material was all of the relevant information as it would pertain to the question at hand. He informed the shareholders that a special shareholders meeting had been held on March 24, 1983 which was conducted by Mr. Stanley Huggins, attorney, to review in detail the advantages and disadvantages of a holding company. This presentation was presented through a slide presentation and was most informative and had answered all of the questions that the shareholders had had at that time. President Walker also noted that over 95% of our shareholders had returned their proxies and that this was probably the largest percentage that we had received back. President Walker then called on any questions that any of the shareholders may have as it pertains to the question. There being none he turned the meeting back over to Chairman Roseberry.

STOCKHOLDERS MEETING
April 5, 1983
Page 2


      Chairman Roseberry called on the Chairman of the Tellers Committee for her report, whereupon Mrs. Sheila H. Sterling reported that there was indeed a quorum present by proxy and in person there being a total of 95,262 shares represented in person and by proxy. (A breakdown of these votes is attached to these minutes). Chairman Roseberry thanked Mrs. Sterlinq for her report and indicated that since there was a quorum present the meeting could continue and the question could be addressed.

      Chairman Roseberry then called on President Walker to present the question. President Walker then informed the shareholders that the question upon which a vote was to be taken was on the consolidation of The First National Bank and Trust Company, Athens, Tennessee, with Interim National Bank of Athens, Tennessee as set forth in the agreement of consolidation furnished to the shareholders prior to the meeting. Upon motion by W. D. Sullins, seconded by Felmont F. Eaves, the consolidation of The First National Bank with Interim National Bank was approved with Mr. William R. Selden and Mrs. Margaret N. Proffitt as named in the proxy voting those shares as indicated by the various proxies as received. The following schedule records the votes of the shares of the shareholders for this meeting:

                      # Shares              # Shares                  Total
                   Voted by Proxy        Voted in Person          Shares Voted
                   --------------        ---------------          ------------
FOR                    76,024                11,670                  87,694
AGAINST                 2,431                 3,119                   5,550
ABSTAIN                 2,018                                         2,018
                       ------                ------                  ------
         TOTAL         80,473                14,789                  95,262

ADJOURNMENT

      There beinq no further business to come before this special shareholders meeting of The First National Bank and Trust Company upon motion by Mr. Felmont
F. Eaves, seconded by Mr. Arnold Malone, the meeting was adjourned.

                                                   /s/ L.A. Roseberry
                                                   -----------------------------
                                                   L.A. Roseberry, Chairman
/s/ Michael L. Bevins
--------------------------------
Michael L. Bevins, Secretary

Date Read and Approved:___________________

                                                        Attachment to Minutes of
                                                        Stockholders Meeting of
                                                        April 5, 1983

IN PERSON: FOR: Michael L. Bevins, 1341; Wm. P. Biddle, III, 636; Robert H. Buttram, 20; F. F. Eaves, 891; Maynard Ellis, Jr. 250; Maynard Ellis, Jr. and/or Helen Ellis Walker, 50; Maynard Ellis, Jr. and/or Horace M. Ellis, III, 50; Maynard Ellis, Jr. and/or James O. Ellis, 50; Maynard Ellis, Jr. and/or Ruth Ellen Ellis, 50;Joseph T. Frye, Jr., 1039; Wm. C. Grater, 100; Gary D. Womac, 186; Kenneth D. Higgins, 427; M/Mrs. Kenneth D. Higgins, 1426; Robert F. Lee, 229; Arnold L. Malone, 400; Robert Bolton Mayfield, 200; Thomas B. Mayfield, III, 2100; Doug Rodgers, 10; L. A. Roseberry, 180; W. D. Sullins, 1421; United Enterprise, 401; Leonard A. Walker, Jr., 163; Maynard Ellis, Jr. and/or Marion
Dake Ellis, 50                                               11,670 SHARES

IN PERSON: AGAINST: George N. Hammer, 44; William R. Selden, 1483; William R.
Selden or Donald G. Self, Tr., 1592                           3,119 SHARES

BY PROXY: AGAINST: Frank J. Andre, 67; Howard E. Bales, 73; Carl M. Hutsell, 41; Mr and Mrs. K. M. Kirkpatrick, 100; C. Scott Mayfield, 396, Muriel S. Mayfield, 382; James H. Owen or Virginia Owen, 512; Marion L. Smith, 300, Elizabeth Selden Taylor, 200; W. Stokes Taylor, Guardian and Cust. for Joseph R. Taylor, 25; Mrs.
Mayme Jo McMillon Stowers,335                                 2,431 SHARES

BY PROXY: FOR: Catherine Burn Allen, 141; Ralph G. Anderson or Mrs. Alma N. Anderson, 100; George Reed Arrants or Jean Dodson Arrants, 28; Athens Insurance Agency, 41; Mrs. Dorothy L. Babion, 128; Donald G. Barlowe or Jean S. Barlowe, 150; Joy Bemis, 44; E. B. Bohannon, Jr., 121; Mrs. Evelyn Moore Boyd, 1566; Naomi L. Boyd, 36; Thomas M. Boyd, 487; Betty B. Bragg, 242; Oscar R. Bragg, Jr., 192; Frank N. Bratton, 838; Sarah V. Brigham, 2408; Joe Washington Brown, 29; Laura Fisher Brown, 25; James E. Burn, 270; Patton Blair Burn, 141; Sandra Burn Boyd, 141; Sm. H. Burn, 1200; Dr. T. J. Burton, 2224; Susan H. Carter, 100; Susan H. Carter, Cust. for David Anthony Carter, 100; Susan H. Carter, Cust. for James L. Carter, III, 100; W. P. Chesnutt, Jr., 350; W. P. Chesnutt, 346; Frederic J. Chester, 35; Geo. B. Coe, Jr., 20; Eugene S. Collins, 62; Isabelle
T. Cook, 64; Alice R. Cooke Masters, 172; Evelyn Cooke, 573; David L. Copeland or Johnnie P. Copeland, 20; Wendell W. Crews and/or Aleese T. Crews, 41; Frank
L. Crow, 525; Walter L. Darby, Jr. and/or Mary Ann F. Darby, 29; Billy L. Davis or Joyce Davis, 60; Wm. M. Davis, 496; Marise W. Davitt, 2000; Leslie W. Dooley, 678; Lee Dallas Duncan, 520; Sue Elder, 250; Katherine Asler Elderkin, 561;Eleven & Co., 2773; Mary Ruth Ellis, 250; Mrs. Ellen Louise Emery, 19; Lorene A. Epperson, 235; Erma Fine Ewing, 76; John A. Ewing, 77; FNB & Elaine Mayfield Cathcart & Charles Scott Mayfield Jr.,55; FNB & Elaine Mayfield Cathcart and Charles Scott Mayfield, Jr., 55; James E. Fisher and/or Margaret M. Fisher, 160; First Tennco, 800; First Bankers c/o First Natl. Bank of Broward County, 141; Mrs. Lorine Wm. Foree, 1737; Mrs. Carolyn H. Foster, 1140; Marguerite Gammon, 134; Morris D. Goodfriend, 401; Benjamin Barc1ay Graves, 85; Shelley or Judith Griffith, 50; Mr. or Mrs. Clyde R. Grubb, 150; Raymond Guffey, 201; Bonnie P. Hairrell, 100; David P. Hairrell, 76; Wm. B. Hairrell; 76; Charles R. Hammer, 48; Frank L. Hammer, 134; Mary Hammer, 134; Dr. R. Danny Hays, 38; Hans C. Helmerich, 15; Johathan David Helmerich, 15; Walt H. Helmerich, IV, 15; Zachery Dow Helmerich, 15; Mrs. Anne E. Hornsby & James H. Hornsby Jr JT Ten WROS; 560; Mrs. Agnes Horton, 282; Mrs. Thelma Milton Horton, 227; Rankin M. Hudson, 261; Frances Hutsell, 25; Fred. A. Hutsell Jr. Cust for Jeffrey Alan Hutsell, 2; Fred A. Hutsell, Jr. Cust for Jeanna Joy Hutsell, 2; Fred A. Hutsell, Jr. Cust. for Johnny Hutsell, 2; Mrs. Jane M. Jack, 105; Mrs. Alice Janeway, 15; Mrs. Betty Meagher Johnpeter, 160; Charles A. Johnpeter, 25; Elizabeth Ann Johnson, 544;

continued----

BY PROXY: FOR: Harry C. Johnson, Jr., 437; Mr. and Mrs. J.E. "Gene" Johnson, 41; James Emmette Johnson, 545; Kathleen N. Johnson, 13; Mrs. Mary Elizabeth Edington Johnson, 20; Wm. D. Johnson, 12; Herman Johnston, 100; Herman Johnston and/or Mrs. Mildred Johnston, 100; Charlotte Margaret Jones Stephenson, 52; Cyril Wm. Jones, III, 22; John M. Jones, III, 158; Luther H. or Eloise T. Jones, 209; Michael Robert Jones, 8; Dr. Milnor Jones, 2301; FNB Suc. Cust. for Camille Jones, 21; FNB, Suc. Cust for Jonathan Jones, 21; Mrs. Milnor Jones, 121; Miriam Conner Jones, 22; Mary Jane Ferris Kelly, 220; Paul DeWitt Kelly II Cust for Ann Ferris Kelly, 120; Paul DeWitt Kelly II Cust for Elizabeth Neal Kelly, 120; Paul Dewitt Kelly III, 120; Paul DeWitt Kelly II 220; Chas. T. King, & wife, Harriette Ewing King, 77; James R. Laycock, 81, Becky W. Leamon, 245; Mrs. Edna Wood Lee Stapella, 29; Mrs. Effaleda O Lee, 96; David M. Lepchitz, 200; Jake Lepchitz or Mrs. Louise D. Lepchitz, 179; Mrs. Adele H.W. McClary or David S. W. McClary 52; Mrs. Adele H.W. McClary or Richard A. McClary, 52; David S.W. McClary or Robt. L. McClary, 100; Richard A.W. McClary or Robt L. McClary, 100; Robert McClary or Adele McClary, 100; Willie Mae McCracken, 525; Don J. McKay 164; James T. McKay or Dashille McKay, 22; Charles H. McKeehan, 12; M and Mrs.
D. E. McKeehan, 25; Mrs. D. E. McKeehan or Brenda Gail McKeehan 12; David E. McKeehan, 100; McMinn Co., 12,461; Clarence C. McPhail, 25; James H. McSpadden, 9; Mrs. Barbara C. Mahery, 102; Charles C. Mahery, 452; John Patrick Mahery, 102; Mrs. Phyllis L. Marks, 50; Wm. L. Marks, 128; Charles Glenn Mason, 101; Charles Scott Mayfield, Jr., 183; Mrs. Thomas B. Mayfield, III, 218; Thomas Brient Mayfield IV, 201; Harold F. Miller, 1550; Mrs. Rebecca W. Milne, 100; Mrs. Lean M Minge, 151; Vernie L. Minnick a/or Blanche A. Minnick as Jt. Ten WROS, 93; Mrs. Lucille Mitchell, 169; Mrs. Pauline D. Mitchell, 169; Mr or Mrs. C.L. Mixson, 100; Dave E. Morgan, 160; Harry E. Morgan or Velma C. Morgan, 22;
R. Quay Morgan, 2; Ray Quay Morgan, Jr., 405; Mrs. Stella J. Morgan, 40; David Carroll Murphy, 41; David Carroll Murphy or Mrs. Billie Jo Murphy, 100; Larry Nolen, 1000; Margaret Ann Nolen, 102; Robbye Morgan Ottlinger, 41; A.E. or Leotta Parrot, 10; Mrs. Eleanor Foree Peebles, 743; Mrs. Mary H. Pickering, 29; Robin L. Pierce or Frankie Wright Pierce, 200; Jack A. Prince, 12; Reep & Co., 983; Donald B. Reid, 22; Jerry Richardson or Ruby Richardson, 125; Mrs. Martha Frances Robertson, 80; Stephen Rodgers, 10; Wm. R. Rodgers or Helen p. Rodgers, 130; Philip Rodgers, 10; Mrs. Donald H. Rule, 102; Mrs. Lena D. Rule or Caroly
C. Rule, 102; Jacolyn A Russell, 67; Mrs. Mary Hoyle Rymer, 574; Elizabeth Wellford Graves Seckman, 35; Mrs. Jeanne Senerate, 212; Mrs. Tom Sherman, 1344; Mrs. Mary Neal Chudress Shoaf, 830; Mary Davitt Shoniker or Joseph J. Shoniker, Jr., 40; Jerry E. Smith, 15; Mrs. Deborah Johnson Hamilton, 42; Mrs. Eddie Miller Spooner, 29; Mrs. Elizabeth Ann Squires, 1500; R. R. Streety, Tr. for Dorothy R. Streety, 630; Mrs. Mildred F. Sullins, 314, Ella K. Swafford, 32; Lena M. Tallent or Sibyl T. Haney, 224; Tenn & Co., 3161; Frances Turner 29; Uniplant & Co., 891; Geo H. Usry and/or Lynn D. Usry, 25; Peter VanNess, 100; Jacquelyn Burn Wade, Cust. for James E. Burn, Jr., 50; Jacquelyn Burn Wade, Cust. for Sara Roseanne Burn, 50; Wm. Bryan Walker, 850; Mrs. Mary Owen Wankon, 450; Mrs. Myra Perkinson Weaver, 15; Mrs. Alma C. Webb, 102; Harold D. White, 384; Miss Emma Sue Williams, 2347; Mrs. Doris D. Willson, 95; Mrs. Mary Emert Willson, 972; James H. Willson, 2000; Wm. P. Willson, 524; Wm. B. Wilson, 144; Mr. Ben Fred Wood, 29; Mr. and Mrs. Fred Wynn, 100; Zenda & Company, 701; Robert
Davis Arrants, 14                                             76024 SHARES

BY PROXY: ABSTAIN: Robert C. Hornsby, Jr., 2016; Mrs. Frances H.
Newton, 2                                                      2018 SHARES